                                                                    Exhibit 99.1


                             AMENDED AND RESTATED

                           ASSET PURCHASE AGREEMENT

                                     AMONG

                       IMPERIAL BUSINESS CREDIT, INC.,

                         AVCO LEASING SERVICES, INC.,

             AVCO FINANCIAL SERVICES OF SOUTHERN CALIFORNIA, INC.

                                     AND

                         AVCO FINANCIAL SERVICES, INC.

                         Dated as of August 30, 199 6

RECITALS   ................................................................   1

ARTICLE I  ................................................................   2
     1.1   Acquisition and Transfer of Assets..............................   2
     1.2   Delivery of Assets; Instruments of Conveyance and Transfer......   4
     1.3   Excluded Assets.................................................   5
     1.4   Assumed Liabilities.............................................   6

ARTICLE II ................................................................   7
     2.1   Purchase Price..................................................   7
     2.2   Payment of Purchase Price.......................................   7
     2.3   Purchase Price Adjustment.......................................   8
     2.4   Additional Adjustments..........................................   9
     2.5   Assignment of Right To Purchase.................................   9

ARTICLE III................................................................  10
     3.1   Organization....................................................  10
     3.2   Authority Relative to this Agreement............................  10

ARTICLE IV ................................................................  11
     4.1   Organization....................................................  11
     4.2   Ownership.......................................................  11
     4.3   Authority Relative to This Agreement............................  12
     4.4   Consents........................................................  12
     4.5   Financial Statements............................................  12
     4.6   Absence of Certain Changes or Events............................  12
     4.7   Title to Assets Other than Leased Real Property
           and Leased Personal Property....................................  13
     4.8   Leased Real Property and Leased Personal Property...............  14
     4.9   Assigned Leases; Lease Files; Bulk Purchase Agreements..........  15
     4.10  The Sellers Obligations Under the Assumed Liabilities...........  24
     4.11  Material Contracts..............................................  24
     4.12  Intangible Property.............................................  25
     4.13  Taxes...........................................................  25
     4.14  Employees and Employee Benefits.................................  26
     4.15  Litigation......................................................  27
     4.16  Compliance with Law.............................................  28
     4.17  Receivables.....................................................  28
     4.18  Reacquired Equipment............................................  28
     4.19  Environmental Matters...........................................  28
     4.20  Brokers.........................................................  29
     4.21  Additional Employee Information.................................  29
     4.22  Section 341(f)(2)...............................................  29
     4.23  Foreign Corrupt Practices Act...................................  29
     4.24  Disclosure......................................................  30

ARTICLE V  ................................................................  30
     5.1   Cooperation.....................................................  30
     5.2   Access to Documents; Opportunity to Ask Questions...............  30
     5.3   Conduct of Business.............................................  31
     5.4   Consents and Conditions; Assignment of Assets...................  32
     5.5   Notices of Certain Events.......................................  32

ARTICLE VI  ...............................................................  32
     6.1    Cooperation....................................................  32
     6.2    Confidentiality................................................  33
     6.3    Consents and Conditions........................................  33
     6.4    No Action......................................................  33
     6.5    Notices of Certain Events......................................  33

ARTICLE VII ...............................................................  33
     7.1    Subleases......................................................  33
     7.2    Contributions, Taxes, etc......................................  34
     7.3    UCC Search and Filings.........................................  34
     7.4    Employees......................................................  34
     7.5    Covenant Not To Compete........................................  35
     7.6    Administrative Services Agreement..............................  35
     7.7    HSR Act Compliance.............................................  35

ARTICLE VIII...............................................................  35
     8.1    Conditions to Closing..........................................  35

ARTICLE IX  ...............................................................  37
     9.1    Conditions to Closing..........................................  37

ARTICLE X   ...............................................................  38
     10.1   The Closing Date...............................................  38
     10.2   Items/Documents Delivered and Exchanged at the Closing.........  38

ARTICLE XI  ...............................................................  40
     11.1   Further Assurances.............................................  40
     11.2   Public Announcements...........................................  41
     11.3   Joint Post-Closing Covenant of the Sellers and
            Purchaser......................................................  41
     11.4   Books and Records; Personnel...................................  41
     11.5   Mutual Assurances..............................................  42
     11.6   Power of Attorney..............................................  43

ARTICLE XII ...............................................................  44
     12.1   Termination....................................................  44
     12.2   Effect of Termination..........................................  44
     12.3   Extension; Waiver..............................................  44

ARTICLE XIII...............................................................  44
     13.1   Survival of Representations and Warranties.....................  44
     13.2   Indemnification................................................  45
     13.3   Notice of Indemnification......................................  47
     13.4   Indemnification Procedure for Third-Party Claims...............  48
     13.5   Indemnification Payments and Tax Effects.......................  49
     13.6   The Sellers' and AVCO's Purchase of Assigned Leases............  49

ARTICLE XIV ...............................................................  49
     14.1   Certain Definitions............................................  49
     14.2   Prorations.....................................................  58
     14.3   Waiver of Compliance with Bulk Transfer Laws...................  59
     14.4   Entire Agreement...............................................  59

     14.5   Governing Law..................................................  59
     14.6   Transfer and Other Taxes.......................................  59
     14.7   Expenses.......................................................  60
     14.8   Table of Contents and Headings.................................  60
     14.9   Notices........................................................  60
     14.10  Severability...................................................  61
     14.11  Binding Effect; No Assignment..................................  61
     14.12  Amendments.....................................................  61
     14.13  Counterparts...................................................  61

                             Schedules and Exhibits
                             ----------------------

Schedule 1.1(a)          -         Furniture, Furnishings and Equipment
Schedule 1.1(b)          -         Trade Accounts and Notes Receivables
Schedule 1.1(c)          -         Leased Personal Property
Schedule 1.1(d)          -         Leased Real Property
Schedule 1.1(e)          -         Patents and Patent Applications
Schedule 1.1(f)          -         Intangible Assets
Schedule 1.1(g)(i)       -         Assigned Leases
Schedule 1.1(g)(ii)      -         Assigned Leases
Schedule 1.1(h)          -         Guarantees, Indemnitees and Warranties
Schedule 1.1(i)          -         Equipment Collateral
Schedule 1.1(j)          -         Material Contracts
Schedule 1.1(k)          -         Catalogs and Marketing Brochures
Schedule 1.1(m)          -         Deferred and Prepaid Charges
Schedule 1.1(n)          -         Claims, Credits and Causes of Action
Schedule 1.3(l)          -         Excluded Assets
Schedule 1.4(a)          -         Identified Liabilities
Schedule 2.1(a)          -         Asset Value Calculation Formula as of
                         -         Determination Date
Schedule 2.3(a)          -         Agreed Upon Procedures
Schedule 4               -         Exception Schedule
Schedule 4.5             -         Financial Statements
Schedule 4.9             -         Loss Experience
Schedule 4.13            -         Taxes

Exhibit A                -         Form of Bill of Sale
Exhibit B                -         Form of Assumption Agreement
Exhibit C1               -         Form of the Sellers' Sublease Regarding
                         -         the Irvine Lease
Exhibit C2               -         Form of the Sellers' Sublease Regarding
                         -         the Danville Lease
Exhibit C3               -         Form of the Sellers' Sublease Regarding
                         -         the Atlanta Lease
Exhibit D                -         Form of Covenant Not to Compete
Exhibit E                -         Form of Administrative Services
                         -         Agreement
Exhibit F                -         Form of Opinion of AVCO's General
                         -         Counsel
Exhibit G                -         Forms of Leases
Exhibit H                -         Underwriting Guidelines

                 AMENDED AND RESTATED ASSET PURCHASE AGREEMENT
                 ---------------------------------------------


     THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of August 30, 1996, is by and among Imperial Business Credit, Inc., a California corporation (the "Purchaser"), Avco Leasing Services, Inc., a California corporation ("ALSI"), Avco Financial Services of Southern California, Inc. ("AFS" and together with ALSI, the "Sellers"), and Avco Financial Services, Inc., a Delaware corporation ("AVCO"), and is made with reference to the following facts:

                                   RECITALS:
                                   --------

     WHEREAS, ALSI is exclusively engaged in and AFS is in part engaged in the business of originating and servicing business equipment leases (the "Business");

     WHEREAS, AVCO owns one hundred percent (100%) of the outstanding capital stock of the Sellers;

     WHEREAS, Purchaser, the Sellers and Avco entered into that certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of August 15, 1996;

     WHEREAS, the obligations of the parties to the Asset Purchase Agreement were subject to, among other things, the mutual satisfaction of the conditions set forth in Article 8 thereof, and the conditions thereunder have been so satisfied, and the parties wish to amend and restate the Asset Purchase Agreement in its entirety to reflect their understanding with respect to the subject matter hereof;

     WHEREAS, this Agreement is intended to set forth all of the terms and conditions upon which Purchaser intends to purchase, and the Sellers intend to sell, substantially all of the assets of ALSI and substantially all of the assets of AFS related to the Business, and Purchaser intends to assume certain liabilities of the Sellers relating to the Business, and this Agreement supersedes the Asset Purchase Agreement in its entirety; and

     WHEREAS, certain capitalized terms used herein are defined in Section 14.1 hereof.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, and upon the terms and subject to the conditions hereinafter set forth, Purchaser, each of the Sellers and AVCO hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF ASSETS

     1.1  Acquisition and Transfer of Assets.  Upon the terms and subject to the
          ----------------------------------
conditions hereinafter set forth, on the Closing Date (as defined in Section
10.1 hereof) the Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase, acquire and accept from the Sellers, free and clear of all Liens, except the Permitted Exceptions, all of the Sellers' right, title and interest in and to all of the assets, properties, rights, contracts and claims employed in, identified on the books and records of, and owned by, the Sellers and used in the Business (except as otherwise set forth in Section 1.3 hereof), of every kind and description, wherever located, whether tangible or intangible, real, personal or mixed, as the same shall exist on the Closing Date (collectively, the "Assets") and assume all Assumed Liabilities as defined herein. Except as otherwise set forth in Section 1.3 hereof, the Assets shall include, without limitation, all of the Sellers' right, title and interest in and to all assets, properties, rights, contracts and claims set forth on Schedules 1.1(a) through 1.1(p) hereto which is a listing as of May 31, 1996:

          (a) all furnishings, furniture, office equipment and supplies, and equipment and other tangible personal property set forth on Schedule 1.1(a) hereto;

          (b) all trade accounts receivable and all notes receivable (whether short-term or long-term) from third parties and all deposits with third parties owed to the Business, together with all unpaid interest accrued thereon from the respective obligors and all security or collateral therefor, including those set forth on Schedule 1.1(b) (collectively, the "Accounts Receivable");

          (c) all of the leased tangible personal property (other than the Equipment Collateral) set forth on Schedule 1.1(c) hereto (collectively, the "Leased Personal Property"), which includes all prepayments, security deposits and options to renew or purchase in connection therewith;

          (d) all of the leased real property set forth on Schedule 1.1(d) hereto (collectively, the "Leased Real Property"), including all buildings and improvements located thereon, all of the fixtures attached thereto, all prepaid rent, security deposits and options to renew or purchase in connection therewith;

          (e) (i) all patents and patent applications owned by the Sellers or licensed to the Sellers by third parties relating to the Business, in each case as listed on Schedule 1.1(e) hereto, (ii) all trade secrets, know-how, inventions, and other technical information, whether owned by the Sellers or licensed to the Sellers by third parties, and (iii) all notebooks, records, reports and data relating thereto (the assets referred to in clauses
(i) through (iii) are collectively referred to herein as the "Patent-Related Assets");

          (f) except for Sellers' names, any use of "Textron," "Avco" and the heart design used by Sellers, all trademarks, trade names, service marks and copyrights, all applications and registrations for any of the foregoing, and all computer systems, computer hardware, databases and software programs, including any licenses or warranties, if any, used in the Business (including databases and software programs developed by the Sellers in the operation of the Business, source codes and user manuals), in each case, owned by the Sellers or licensed to the Sellers by third parties listed on Schedule 1.1(f) hereto (collectively, together with the Patent-Related Assets, the "Intangible Assets");

          (g) all Leases relating to the Business that either of the Sellers have entered into as lessor, or to which Sellers have the right to receive lease payments under, including those listed on Schedule 1.1(g)(i) and 1.1(g)(ii) hereto, together with the aggregate amount of rent installments payable by the Obligor thereunder, and any supplemental and additional payment required by the terms thereof with respect to insurance, maintenance, ancillary products and services and other specific charges, including, but not limited to, recoverable deposits, and sales and use and personal property tax and insurance receivables from Obligors (each an "Assigned Lease" and collectively, the "Assigned Leases");

          (h) with respect to any Assigned Lease, the following (collectively, the "Lease Security"):

               (i) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Assigned Lease;

               (ii) the assignment of all UCC financing statements covering the Equipment Collateral;

               (iii) all Sellers' interest in guarantees, indemnities, warranties, letters of credit, insurance proceeds and proceeds and premium refunds thereof and other agreements or arrangements supporting or securing payment of the Lease Receivable arising under such Assigned Lease, including those listed on Schedule 1.1(h); and

               (iv)   all products and proceeds of the foregoing.

          (i) all equipment subject to all Assigned Leases originated or acquired by the Sellers in connection with the Business, (including the residual value, if applicable, associated therewith, and all substitutions therefor and products and proceeds thereof, including all payments under insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing) as listed on
Schedule 1.1(i) hereto (the "Equipment Collateral");

          (j) in addition to the Assigned Leases, all other Contracts relating to the Business to which either of the Sellers is a party listed on Schedule 1.1(j) hereto (including all bulk purchase contracts pursuant to which either of the Sellers has purchased or agreed to purchase Assigned Leases on a bulk basis from third parties (the "Bulk Purchase Contracts"), all force-placed insurance policies pertaining to the Assigned Leases and all insurance management agreements to which Sellers are parties), and all servicing rights with respect to the Assigned Leases;

          (k) all catalogues, marketing brochures and materials and other printed and written materials relating to the Business as described on Schedule 1.1(k), excluding any materials bearing the Avco or Textron name;

          (l) all of Sellers' interest in rights under or pursuant to all warranties, representations and guarantees, if any, made by vendors, suppliers, manufacturers and contractors in connection with or relating to the Business or affecting the Assets;

          (m) all deferred and prepaid charges, sums and fees, and all insurance premiums relating to the Business, including those listed on Schedule 1.1(m);

          (n) all claims, credits, causes of action or rights of set-off of the Sellers relating to the Business against third parties, including those listed on Schedule 1.1(n);

          (o) other than as described in Section 1.3 herein, all customer and vendor lists and all files, the Contract Files, documents, books, records, papers, agreements, formulae, books of account and other data and records (including all computer programs, tapes, discs, punch cards and similar media) relating to the Assets, the Business and all Obligors under the Assigned Leases (the "Records"); and

          (p) all goodwill and going concern value, customer relationships and vendor relationships relating to the foregoing Assets, but excluding the names "Avco Leasing Services, Inc.," "Avco Financial Services of Southern California, Inc.," "Avco" and "Textron, Inc." and the heart design used by Sellers.

     1.2  Delivery of Assets; Instruments of Conveyance and Transfer.  (a)  At
          ----------------------------------------------------------
the Closing, the Sellers shall deliver possession of the Assets to Purchaser at such place as may be agreed to in writing by Purchaser (and delivering to Purchaser the keys to the Leased Real Property).

          (b) The Sellers shall also at the Closing deliver title to the Assets by delivering to Purchaser an executed bill of sale in substantially the form of Exhibit "A" hereto (the "Bill of Sale").

     1.3  Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
in Section 1.1 hereof, the Sellers, AVCO and Purchaser expressly understand and agree that the Sellers are not hereunder selling, assigning, transferring, conveying or delivering to Purchaser any of the following assets, properties, rights, contracts and claims (collectively, the "Excluded Assets"):

          (a) all cash and cash equivalent items on hand or on deposit as of the Closing Date of this Agreement (except as described in Section 1.1 herein);

          (b) all federal, state and local permits, licenses and other authorizations relating to the Business to the extent they are not assignable or transferable;

          (c) all minute books and stock transfer ledgers of Sellers and all Tax Returns, as hereinafter defined, of Sellers;

          (d) all rights to or all claims for refunds, overpayments or rebates of Taxes and other governmental charges for periods ending on or prior to the Closing Date, all federal and state deferred tax assets and the benefit of net operating loss carryforwards, carrybacks or other credits of Sellers;

          (e) except as expressly provided herein, all insurance policies and surety bonds;

          (f)  the right to use the names "Avco" and "Textron";

          (g)  pension or other funded employee benefit plan assets;

          (h) all assets used exclusively by Sellers in other businesses or for exclusive purposes other than the Business;

          (i) all personal property in the possession of Sellers or any of their affiliates which is subject to leases charged off prior to the Closing;

          (j) Sellers' interest, if any, in that certain lease of real property located at Redhill Corporate Plaza, 18022 Cowan Avenue, Suite 103, Irvine, California (the "Irvine Real Property") and dated April 14, 1995 by and between Redhill-Metro VI, L.P. and Avco Financial Services Management Company in which Sellers are conducting the Business (the "Irvine Lease");

          (k) the rights and benefits under all agreements between Sellers and either of them with any company affiliated with either of them.

          (l)  the assets listed on Schedule 1.3(l) hereto.

     1.4  Assumed Liabilities.
          -------------------

          (a) Upon the terms and subject to the conditions hereinafter set forth, effective as of the Closing, Purchaser shall assume and be liable for only (i) security deposits from obligors under the Assigned Leases identical on
Schedule 1.4(a) hereto, (ii) holdbacks from vendors of personal property leased under the Assigned Leases, (iii) all of Sellers' duties arising after the Closing (but none of their liabilities existing at the Closing) under the Danville Lease and the Atlanta Lease (if the Consents to Assignment with respect to such leases are obtained), (iv) all of Sellers' duties arising after the Closing (but none of their liabilities existing at the Closing) under the Bulk Purchase Contracts, (v) all of Sellers' duties arising after the Closing (but none of their liabilities existing at the Closing) under the Assigned Leases and
(vi) those additional liabilities and obligations identified on Schedule 1.4(a) hereto (the "Identified Liabilities"), and no others (collectively, the "Assumed Liabilities"); and

          (b) Notwithstanding any provisions in this Agreement or any other writing to the contrary, Purchaser is assuming only the Assumed Liabilities and is not assuming any other liability or obligation of the Sellers, AVCO or the Business (or any predecessor owner of all or part of the Business) of whatever nature whether in existence on the Closing Date or arising thereafter. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Sellers and AVCO. Without limiting the liabilities that Purchaser is not assuming, Purchaser will not assume or agree to pay or discharge (i) liabilities, if any, incurred by the Sellers or AVCO as a result of any act performed or transaction entered into in violation of any of the terms and conditions of this Agreement; (ii) liabilities for any federal, state or local tax, including, without limitation, any sales tax, income tax franchise tax liability, or other tax of any nature whatsoever, including, but not limited to, any tax based upon or arising out of or resulting from or measured by income or gain arising out of or resulting from the sale, conveyance, transfer, assignment or delivery of the Assets as provided herein; (iii) liabilities arising out of or related to Assigned Leases or other Contracts assumed hereunder to the extent such liabilities arise as the result of the operation of the Business prior to the Closing; (iv) accrued employee vacations and accrued payroll amounts including commissions and bonuses; (v) liabilities of the Sellers or AVCO arising out of or in connection with the negotiation, execution or performance of this Agreement, including costs and expenses of consultants and brokers, if any; and (vii) liabilities arising out of or related to any litigation set forth in the Exception Schedule (as defined herein). All such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities."

                                  ARTICLE II

                                PURCHASE PRICE

     2.1  Purchase Price.
          --------------

          (a) In reliance on the representations and warranties of the Sellers and AVCO contained herein, and subject to all of the terms and conditions of this Agreement, Purchaser agrees to purchase the Assets from the Sellers for the following consideration (collectively, the "Purchase Price"):

               (i) (A) Payment of that value of the Assets determined as of a date no later than eight (8) business days prior to the Closing Date (the "Determination Date") in accordance with the formula set forth in Schedule 2.1(a) (the "Asset Value") hereto less the amount reflected on the Closing
                                       ----
     Cash Payment Adjustment Certificate (as defined in Section 2.1(a)(ii) hereof); and

                      (B) The assumption and agreement of Purchaser to pay and discharge in due course the Assumed Liabilities.

               (ii) On the Closing, the Sellers shall deliver to Purchaser a certificate (the "Closing Cash Payment Adjustment Certificate"), dated as of the Closing Date, signed by the Chief Accounting Officer of AVCO, certifying as to the Sellers' estimate of (A) the amount, if any, of any payments, payoffs, or other monies or credits with respect to Assigned Leases which had been received by the Sellers for the period from the Determination Date until and through the Closing Date hereof and which are not deemed to be amounts which the Sellers are entitled to retain pursuant to the Settlement Certificate attached pursuant to Schedule 2.1(a) hereto (the "Settlement Certificate"); (B) the aggregate amount of security deposits underlying the Assigned Leases and vendor holdbacks as of the Closing Date and (C) the amount of each of the Identified Liabilities as of the Closing Date; and

               (iii) On the Closing, the Sellers shall deliver to Purchaser the Settlement Certificate (the "Settlement Certificate") dated as of Closing Date, signed by the Chief Accounting Officer of AVCO, as to the amounts to be reflected pursuant to that form of settlement certificate attached to
     Schedule 2.1(a) attached hereto.

     2.2  Payment of Purchase Price.  The Purchase Price shall be paid by
          -------------------------
Purchaser at the Closing as follows:

          (a) The delivery to the Sellers of cash or other immediately available funds in an amount equal to the sum of the Asset Value as of the Determination Date determined further to and in accordance with Section 2.1(a) hereof and Schedule 2.1(a) hereto (the "Closing Cash Payment"); and

          (b) The execution and delivery to the Sellers of a valid and binding undertaking, substantially in the form of Exhibit "B" hereto, whereby Purchaser assumes and agrees to pay and discharge in due course the Assumed Liabilities (the "Assumption of Liabilities").

     2.3  Purchase Price Adjustment.
          -------------------------

          (a) As promptly as practicable following the Closing, Peat Marwick LLP ("Peat Marwick") shall complete certain agreed upon procedures set forth in
Schedule 2.3(a) for the purpose of rendering its report that the Asset Value as of the Determination Date and the amounts referenced on the Closing Cash Payment Adjustment Certificate (together, the "Closing Calculation"), as prepared and presented by the Sellers at the Closing, with such adjustments, if any, as may required in order to render such report, as well as the Settlement Certificate, have been prepared in accordance with GAAP (as applicable), are accurate and complete, and that each of the Asset Value and Settlement Certificate has been calculated in accordance with the procedures set forth in Schedule 2.3(a) and the formula set forth in Schedule 2.1(a) hereof, respectively. The Closing Calculation, with such adjustments, if any, as Peat Marwick may require in order to render its report, is hereinafter referred to as the "Certified Closing Calculation". Peat Marwick shall deliver such calculation to Purchaser and the Sellers as promptly as practicable, but in no event later than 120 days after the Closing Date. All expenses of Peat Marwick in connection with the preparation of the Certified Closing Calculation pursuant to this subsection (a) shall be borne by Purchaser;

          (b) If the Sellers or Purchaser disagrees with the Certified Closing Calculation as delivered pursuant to Section 2.3(a) hereof, then, within 30 days after Peat Marwick's delivery thereof, either or both of the Sellers on the one hand and Purchaser on the other hand may deliver a notice to the other and to Peat Marwick of such disagreement and setting forth such disagreeing party's calculation of the Closing Calculation. Any such notice of disagreement shall specify those items or amounts as to which the Sellers or Purchaser disagrees, and the Sellers or Purchaser, as the case may be, shall be deemed to have agreed with all other items and amounts contained in the Certified Closing Calculation;

          (c)  If a notice of disagreement shall be timely delivered pursuant to
Section 2.3(b) hereof, the parties shall, during the 30 days following such delivery, use their reasonable best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Calculation. If, during such period, the parties are unable to reach such agreement, they shall promptly thereafter cause Ernst & Young or, if such firm declines to act in such capacity, such other firm of independent nationally recognized accountants (other than Peat Marwick or Arthur Andersen LLP) agreed upon by the parties (the "Accounting Referee") promptly to review this Agreement, and the disputed items or amounts for the purpose of calculating the Closing Calculation. In making such calculation, the Accounting Referee shall consider only those times or amounts in the Certified Closing Calculation as to which the Sellers or Purchaser has disagreed. The Accounting Referee shall deliver to the Sellers and Purchaser, as promptly as practicable, a report setting forth such calculation. Such report shall be final and binding upon the parties hereto. The cost of such review and report pursuant to this Section 2.3(c) shall be borne equally by the Sellers and Purchaser. As used herein "Final Closing Calculation" means (i) the Certified Closing Calculation, if no notice of disagreement is delivered by the Sellers or Purchaser during the period provided in this Section 2.3(c), or (ii) if such a notice of disagreement is delivered by the Sellers or Purchaser, either (A) as agreed by the Sellers and Purchaser or (B) as shown in the Accounting Referee's calculation delivered pursuant to this Section 2.3(c); and

          (d) The Sellers and AVCO, jointly and severally, shall pay to Purchaser, as an adjustment to the Purchase Price, the amount, if any, by which the Final Closing Calculation is less than the sum of the Closing Cash Payment. Purchaser shall pay to the Sellers, as an adjustment to the Purchase Price, the amount, if any by which the Final Closing Calculation is greater than the Closing Cash Payment. Any such payment under this Subsection (d) shall be made by wire transfer of immediately available funds within 10 days after the determination of the Final Closing Calculation. The amount of any such payment shall bear interest for the period from and including the Closing Date to but excluding the date of payment at the rate of 9.00% per annum. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

     2.4  Additional Adjustments.  Purchaser and the Sellers hereby agree to
          ----------------------
promptly remit to the other any amounts received by either of them after the Closing which are properly due and to the other as described in the Settlement Certificate.

     2.5  Assignment of Right To Purchase.  Purchaser shall have the right to
          -------------------------------
assign all or any portion of its rights to purchase the Assets hereunder to any third party which controls, is controlled by, or is otherwise an affiliate of, Purchaser. In the event of any such assignment:

          (a) the assignee shall be liable for the obligations of Purchaser to the extent of any Assets purchased hereunder as if such assignee were an original signatory hereto;

          (b) all references to Purchaser hereunder shall thereafter also include assignee; and

          (c) any consideration for Assets purchased by any assignee shall be paid by such assignee and all Assets shall be assigned to such assignee, provided, however, that notwithstanding such assignment, Purchaser shall remain liable for the performance by the assignee of any of its obligations hereunder.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to the Sellers and AVCO as set forth in this Article III below. Such representations and warranties are made on the date hereof and shall be made again as of the Closing as if made on the date thereof.

     3.1  Organization.  Purchaser is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted.

     3.2  Authority Relative to this Agreement.  Purchaser has the corporate
          ------------------------------------
power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and no other proceedings on the part of Purchaser are necessary to authorize this Agreement, the other Transaction Documents to which Purchaser is a party and the transactions contemplated herein and therein. This Agreement and the other Transaction Documents, when executed by the Purchaser, shall be valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the Enforceability Exceptions. Purchaser is not subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the other Transaction Documents, the violation of which would have a Material Adverse Effect. Except for any required filings with the Federal Trade Commission and the Department of Justice pursuant to the HSR Act and due expiration of the waiting period (including any extensions thereunder), and as contemplated by this Agreement, no consent of any person who is a party to a contract which is material to Purchaser's business, nor consent of any governmental authority, is required to be obtained on the part of Purchaser to permit the transactions contemplated herein. This Agreement and the other Transaction Documents when executed by Purchaser shall each be the valid and binding obligations of Purchaser enforceable in accordance with its respective terms, subject to the effect that:

          (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors' rights; and

          (b) statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the "Enforceability Exceptions").


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND AVCO

     Except as set forth on the Exception Schedule attached hereto as Schedule 4, each of the Sellers and AVCO jointly and severally represent and warrant to Purchaser as set forth in this Article IV. The Exception Schedule shall state each specific section of this Agreement to which each exception is made. Such representations and warranties are made on the date hereof and shall be made again as of the Closing as if made on the date thereof. No fact or circumstance disclosed to or discovered or known by Purchaser shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth on the Exception Schedule attached hereto.

     4.1  Organization.  Each of the Sellers is a corporation duly organized,
          ------------
validly existing and in good standing under the laws of the State of California and has corporate power and authority to carry on its business as it is now being conducted. Each of the Sellers is duly qualified or licensed to do business in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except to the extent that any failures to qualify or obtain a license are not in the aggregate materially adverse to the Sellers. The Exception Schedule contains a true and complete listing of the following, as each relates to the Business:

          (a) the locations of all sales offices, development and support facilities, and any other offices or facilities of the Sellers;

          (b)  all states in which the Sellers maintain any employees;

          (c) all states in which the Sellers are duly qualified to transact business as a foreign corporation; and

          (d) all names under which the Sellers have done business during the three (3) years prior to the Closing.

     4.2  Ownership.  All of the outstanding capital stock of ALSI and AFS
          ---------
(together, the "Sellers' Shares") are owned, beneficially and of record, by
AVCO.   Neither the Sellers nor AVCO is a party to any voting trust or other voting agreement with respect to any of the Sellers' Shares or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the Seller's Shares.

     4.3  Authority Relative to This Agreement.  AVCO and each of the Sellers
          ------------------------------------
has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which the Sellers and AVCO are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and no other proceedings on the part of the Sellers or AVCO are necessary to authorize this Agreement, the other Transaction Documents to which they are a party and the transactions contemplated herein and therein. This Agreement and the other Transaction Documents, when executed by the Sellers and AVCO, shall be the valid and binding obligations of each of the Sellers and of AVCO, as the case may be, enforceable in accordance with its respective terms, subject to the Enforceability Exceptions. Neither the Sellers nor AVCO is subject to or obligated under any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with their executing and carrying out this Agreement and the transactions contemplated hereunder and under the other Transaction Documents; the violation of which would have a Material Adverse Effect.

     4.4  Consents.  Except (a) for any required filings with the Federal Trade
          --------
Commission and the Department of Justice pursuant to the HSR Act and due expiration of the waiting period (including any extensions thereunder), and (b) as set forth on the Exception Schedule, no consent of any Person, nor consent of any Governmental Body, is required to be obtained on the part of either of the Sellers or AVCO to permit the transactions contemplated herein or pursuant to the Transaction Documents (the "Consents to Assignment").

     4.5  Financial Statements.  Set forth in Schedule 4.5 hereto is a true and
          --------------------
complete copy of the unaudited balance sheet as at July 31, 1996 (the "Initial Balance Sheet"). Except as set forth on Schedule 4.5, the Initial Balance Sheet was prepared from the books and records of the Business and fairly and accurately presents the financial position of the Business as of July 31, 1996, and, except for the absence of notes to such Initial Balance Sheet, was prepared in accordance with GAAP consistently applied throughout the period covered thereby.

     4.6  Absence of Certain Changes or Events.  Since the date of the Initial
          ------------------------------------
Balance Sheet, neither of the Sellers has, as it relates to the Business:

          (a) suffered any Material Adverse Change in the Assets or the Business;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the Assets or the Business;

          (c) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein as it relates to the Assets or the Business;

          (d) sold, leased, abandoned or otherwise disposed of any machinery, equipment or other operating property of the Business, other than in the ordinary course of business;

          (e) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, servicemark, tradename, brand name, copyright (or pending application for any patent, trademark, servicemark or copyright), invention, process, know-how, formulae or trade secret or interest thereunder or other intangible asset used in the Business;

          (f) engaged in any activity or entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) relating to the Business other than in the ordinary course of business consistent with past practices;

          (g) incurred any liabilities relating to the Business except in the ordinary course of business and consistent with past practice;

          (h) permitted or consented to any of the Assets or the Business to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted hereunder;

          (i) made any capital expenditure or commitment for additions to property, plant or equipment of the Business except in the ordinary course of business;

          (j) made any amendment to or terminated any agreement relating to the Business which, if not so amended or terminated, would be required to be disclosed on the Exception Schedule; or

          (k) agreed to take any action described in this Section 4.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.7  Title to Assets Other than Leased Real Property and Leased Personal
          -------------------------------------------------------------------
Property.
--------

          (a) The Sellers own and have good and valid, marketable title to all of the Assets other than the Leased Real Property and Leased Personal Property, including but not limited to the Assigned Leases and any and all property covered by the Assigned Leases, including, but not limited to, the Equipment Collateral (to the extent the Sellers' interest in such Equipment Collateral), and including but not limited to all of such Assets reflected on the Initial Balance Sheet, except Assets disposed of in the ordinary course of business after July 31, 1996, free and clear of all Liens, except the Permitted Exceptions;

          (b) Upon consummation of the transactions contemplated hereby, Purchaser will have acquired, on and as of the Closing Date, good and valid first priority ownership interest in and to the Assets other than the Leased Personal Property and Leased Real Property, free and clear of all Liens, except the Permitted Exceptions;

          (c) No effective financing statement or other instrument similar in effect filed or permitted to be filed by the Sellers covering any Assets with respect thereto other than the Leased Personal Property shall at any time be on file in any recording office except as such may be filed in favor of Purchaser or its assignees in accordance with this Agreement; and

          (d) All Assets, other than the Leased Real Property, whether or not covered by Assigned Leases, are in good condition and repair (excepting ordinary and customary wear and tear), contain no latent defects, and are leasable, saleable or useable in the ordinary course of the Business as heretofore conducted.

     4.8  Leased Real Property and Leased Personal Property.
          -------------------------------------------------

          (a) The Sellers have a valid leasehold interest in all of the Leased Real Property, the Irvine Real Property and the Leased Personal Property free and clear of all Liens, except the Permitted Exceptions. All leases in respect of the Leased Real Property, the Irvine Real Property and the Leased Personal Property are valid, binding and enforceable in accordance with their respective terms, and there does not exist under any such lease any default on the part of either of the Sellers or any event which with notice or lapse of time or both would constitute such a default, except for possible defaults which do not have a Material Adverse Effect. No such lease has been modified or amended in writing except as set forth on the Exception Schedule. Neither of the Sellers has received from any party to any such lease any written notice of, or written claim with respect to, any breach or default thereof. Neither of the Sellers has granted any sublease, license or other agreement granting to any person or entity any right to the use or occupancy of the Leased Real Property, the Irvine Real Property or the Leased Personal Property or any portion thereof, or the right to purchase such Leased Real Property, the Irvine Real Property or the Leased Personal Property or any portion thereof, and neither has any knowledge of any such grant by any other Person;

          (b) The plants, buildings, structures and equipment, if any, included in the Leased Real Property and the Irvine Real

Property are substantially suited for their present uses (giving due account to the age and length of use the same);

          (c) No violation of any law, regulation or ordinance (including laws, regulations or ordinances relating to zoning, city planning or similar matters) relating to the Leased Real Property or the Irvine Real Property currently exists, except for violations which would not have a Material Adverse Effect. Neither of the Sellers has received notice of any contemplated governmental actions which might reasonably be expected to materially detract from the value of any Leased Real Property or the Irvine Real Property, materially interfere with any present use of any Leased Real Property or the Irvine Real Property, respectively, or materially adversely affect the marketability of any Leased Real Property or the Irvine Real Property, respectively. There is no action pending or, to the Sellers' knowledge, threatened to initiate a condemnation in respect of any Leased Real Property or the Irvine Real Property; and

          (d) Upon consummation of the transactions contemplated hereby, Purchaser will have acquired, on and as of the Closing Date, a valid leasehold interest in the Leased Personal Property, the Leased Real Property and the Irvine Real Property, free and clear of all Liens, except the Permitted Exceptions.

     4.9  Assigned Leases; Lease Files; Bulk Purchase Agreements.  With respect
          ------------------------------------------------------
to each Assigned Lease, the Lease Files and the Bulk Purchase Agreements:

          (a) Such Assigned Lease and all accompanying documents are complete and authentic and all signatures thereon are genuine.

          (b) All amounts represented to be payable on such Assigned Lease, as indicated on the Lease Schedules, are, in fact, payable in accordance with the provisions of such Assigned Lease.

          (c) Except for defaults in the payment of money, none of the Obligors with respect to the Assigned Leases are in default thereunder and no condition, event, state of facts or circumstances exist which with notice or lapse of time or both, would constitute an event of default by either of the Sellers or any Obligor under the Assigned Leases.

          (d) Each of the Assigned Leases permits assignment by the lessor thereunder without the consent of any person.

          (e) The Sellers hold good, valid and marketable title to, and are the sole owners of, such Assigned Lease, the related Equipment Collateral and Lease Security, subject to no Lien, except for the Lien created by this Agreement, and upon the Closing, Purchaser will hold good, valid and marketable title to, and be the sole owner of, such Assigned Lease, the related Equipment Collateral and Lease Security, subject to no Lien.

          (f) Such Assigned Lease conforms to the description thereof as set forth on the Lease Schedules.

          (g) As of the date hereof and the Closing Date, no Scheduled Payment or any other payment or any part thereof, other than late charges, on such Assigned Lease has been charged off or has been delinquent for more than 60 days.

          (h) The Assigned Lease Rate for each Assigned Lease is not less than 10% per annum.

          (i) As of the Closing Date, no Assigned Lease to be acquired will have a remaining term of more than 60 months.

          (j) The Assigned Lease provides for substantially equal monthly payments.

          (k) Each Assigned Lease complies with the general written underwriting guidelines of the Sellers as in effect on the date hereof, a copy of which is attached hereto as Exhibit H .

          (l) Each Assigned Lease had an original term of not less than 12 months and not more than 72 months.

          (m) Each Assigned Lease is for the item(s) of Equipment Collateral identified therein and no certificate of title is required for any such item(s) of Equipment Collateral.

          (n) The information with respect to each Assigned Lease and the related Equipment Collateral in the Lease Schedules and in all other lists furnished in connection with or attached as an exhibit to this Agreement is true and correct.

          (o) No material provision of any Assigned Lease has been waived, altered or modified in any respect except by written instruments or documents contained in the Lease File.

          (p) Each Assigned Lease is a legal, valid and binding full recourse payment obligation of the related Obligor, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies as they relate to the Obligor) and is in full force and effect and no Assigned Lease has been satisfied, subordinated or rescinded.

          (q) Each Assigned Lease is a net Assigned Lease and the Obligor's obligations under each Assigned Lease are non-cancelable and unconditional and not subject to any right of set-off, counterclaim, reduction or recoupment; no Assigned Lease is subject to rights of rescission, setoff, counterclaim or defense, and each Assigned Lease provides for acceleration of the Scheduled Payments upon default by the Obligor such that the amount payable by the Obligor is greater than or equal to the Prepayment Amount relating to such Assigned Lease.

          (r) All requirements of federal, State and local laws, and regulations thereunder, including, without limitation, usury laws, if any, in respect of the Assigned Leases have been complied with, and the Assigned Leases complied at the time they were originated or made and as of the Closing Date will comply with all legal requirements of the jurisdiction in which they were originated.

          (s) At the time that any interest in any item of Equipment Collateral is assigned pursuant to the terms hereof, such Equipment Collateral has not suffered any uninsured loss or damage except for such Equipment Collateral that has been restored to its original value, ordinary wear and tear excepted.

          (t) Each Assigned Lease contains provisions requiring the Obligor to pay all sales, use, excise, rental, property or similar taxes imposed on or with respect to the Equipment Collateral and to assume all risk of loss or malfunction of the related Equipment Collateral and each Assigned Lease requires the Obligor to maintain the Equipment Collateral in good and workable order and to obtain and maintain physical damage insurance on the Equipment Collateral subject thereto.

          (u) The assignment to Purchaser of the Assigned Leases and any item of Equipment Collateral will not violate the terms or provisions of any such Assigned Lease or any other agreement to which the Sellers then are a party or by which either is bound.

          (v) Any party executing a Assigned Lease on behalf of the lessor thereunder had the legal capacity to execute such Assigned Lease and, to the best of Sellers' and Avco's knowledge, all other parties to the Assigned Lease had the legal capacity to execute such Assigned Lease;

          (w) Each Assigned Lease and the related Equipment Collateral have not been satisfied, subordinated, rescinded or sold, transferred, assigned or pledged by the Sellers to any other Person (or any such pledge has been released as evidenced by releases of lien).

          (x) No Assigned Lease provides for the substitution, addition or exchange of any item of Equipment Collateral subject to such Assigned Lease which would result in any reduction, or change the timing of, payments due, or modification of the Obligor's other obligations, under such Assigned Lease.

          (y) Each Assigned Lease is "chattel paper" or an "instrument" or an "account" (under the UCC in effect in the jurisdiction whose law governs the Assigned Lease). There is only one executed counterpart of each Assigned Lease that constitutes "chattel paper" or an "instrument" or an "account". The sole executed counterpart of each Assigned Lease is in the possession of Purchaser and has been properly endorsed through the proper chain of title to Purchaser.

          (z) The Sellers have duly fulfilled all material obligations on their part to be fulfilled under, or in connection with, each Assigned Lease and have done nothing to materially impair the rights of Purchaser in such Assigned Lease, the Equipment Collateral, the Scheduled Payments or any income or proceeds with respect thereto.

          (aa) Except as otherwise reflected in the Lease Schedules, no Assigned Lease has been amended prior to the Closing Date such that the amount of any Scheduled Payment or the aggregate Scheduled Payments have been decreased, or any other obligations of the Obligor under the Assigned Lease have been diminished;

          (ab) No proceedings or investigations are pending or have been threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality asserting the invalidity of any Assigned Lease, seeking to prevent payment and performance of any Assigned Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Assigned Lease.

          (ac) No Obligor is subject to bankruptcy or other insolvency proceedings.

          (ad) Each Obligor is a corporation, partnership or unincorporated business association, no item of Equipment Collateral has been repossessed and, to the best of Sellers' and Avco's knowledge, no Obligor is using the related Equipment Collateral for personal, family or household purposes.

          (ae) Each Obligor's billing address is in the United States, and each item of Equipment Collateral relating to a Assigned Lease is maintained in the United States, and no Equipment Collateral is permitted to be maintained outside the United States.

          (af) All payments under each Assigned Lease are required to be made in United States dollars.

          (ag) At least 65% of the Assigned Leases conform, in all material respects, to one of the forms of leases set forth as Exhibit "G" hereto.

          (ah) No one Obligor (including its affiliates) as of the date hereof has, or as of the Closing Date will have, Assigned Leases with an aggregate Discounted Assigned Lease Principal Balance plus an aggregate Discounted Booked Residual Value that exceeds the greater of (i) $200,000 or (ii) 0.5% of the Aggregate Discounted Assigned Lease Value.

          (ai) The origination and collection practices used by Sellers with respect to each Assigned Lease have been in all respects legal, proper, prudent and customary in equipment financing and servicing business;

          (aj) No Assigned Lease permits the early termination or prepayment thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Assigned Lease.

          (ak) No Assigned Lease is the subject of litigation.

          (al) The Assigned Leases were originated or purchased by the Sellers in the ordinary course of its business.

          (am) Each Obligor has accepted the Equipment Collateral under its Assigned Lease therefore as being in good working condition and to the best of the Sellers' and Avco's knowledge has had adequate opportunity to test and inspect, has not notified the Sellers of any defects therein and the Sellers have no knowledge of any material Equipment Collateral malfunction or other claim by the Obligor with respect to the material performance of the Equipment Collateral under the Assigned Lease.

          (an) No Assigned Lease is a "consumer lease", as defined in the applicable UCC.

          (ao) No Assigned Lease was originated nor was it subject to the laws of any jurisdiction the laws of which would make unlawful the assignment of such document under this Agreement.

          (ap) With respect to all Assigned Leases, no Obligor is a Person involved in the business of selling goods of the same kind as the Equipment Collateral subject to such Assigned Lease.

          (aq) With respect to all Assigned Leases, the sum of the aggregate Discounted Assigned Lease Principal Balance plus the aggregate Discounted Booked Residual Value of all Assigned Leases with Obligors (i) in the state of California shall not exceed 50% of the Aggregate Discounted Assigned Lease Value and (ii) shall not exceed 10% of the Aggregate Discounted Assigned Lease Value in any other state.

          (ar) The Sellers and Avco warrant that each Assigned Lease is a True Lease or a Finance Lease and as of the Closing Date, (i) Sellers have obtained appropriate UCC financing statements on Form UCC-1 executed by the Obligor of such Assigned Lease where the Original Cost of Equipment for the Equipment Collateral under such Assigned Lease is in excess of $10,000, which UCC financing statements have been filed in all applicable jurisdictions, and (ii) Purchaser will have a first priority, perfected security interest in the Assigned Leases and the related Equipment Collateral with an Original Equipment Cost over $10,000, and the Sellers and Avco warrant that they will defend the security interest of Purchaser to such Assigned Leases and Equipment Collateral against all Persons, claims and demands.

          (as) As of the Closing Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Assigned Lease; no such Assigned Lease will have been satisfied, cancelled, extended or subordinated, in whole or in part, or rescinded, and no Equipment Collateral covered by any such Assigned Lease will have been released from such Assigned Lease, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

          (at) With respect to each Assigned Lease, any payments made by the Obligor of the related Equipment Collateral in connection with any maintenance or any other obligations of the Sellers, or the vendor with respect to such Equipment Collateral are not part of the Assigned Lease and are shown separately on the invoice.

          (au) To the best of the Sellers' and Avco's knowledge, no item of Equipment Collateral has been relocated from the jurisdiction set forth in the Assigned Lease or, if the Borrower has knowledge of any such relocation and the item of Equipment Collateral has an Original Equipment Collateral Cost in excess of $10,000, all UCC filings necessary to continue Purchaser's first priority perfected security interest in such Equipment Collateral have been made.

          (av) No Assigned Lease is a Defaulted Assigned Lease.

          (aw) With the exception of the years 1993 and 1994, the level of charge-offs and delinquencies on the Sellers' portfolio of Leases as shown in
Schedule 4.9 were calculated in accordance with the Sellers' policies and procedures and are true, complete and accurate in all material respects. As of December 31, 1994, all charge-offs which should have been taken on the portfolio in accordance with Sellers' policies and procedures have been taken and the level of charge-offs shown in Schedule 4.9 for such year is true, complete and accurate in all material respects. Sellers' policies and procedures (i) dictate charging off at a point in time no later than when any amount payable under such Assigned Lease has not been paid in full for more than 180 days and (ii) consider Sellers' delinquent if any amount payable thereunder has not been paid in full when due.

          (ax) The Lease Files are true and complete and all statements of fact to be contained in the Assigned Lease or the Lease Files are true and correct (including but not limited to the description and serial number of equipment, location of equipment, prepayment amounts, number of payments due, and dates of payments), with the terms of the Assigned Leases as stated in such Assigned Lease or Lease Files and representations contained therein being in all respects true, correct and substantially complete.

          (ay) All of the Assigned Leases were originated or acquired by the Sellers in the ordinary course of the Sellers' businesses.

          (az) All of the Assigned Leases are evidenced by written agreements, and there are no understandings, agreements, undertakings or arrangements between either of the Sellers and the Obligors under such Assigned Leases which are not set forth in such Assigned Leases and the related Lease File.

          (ba) No payments required to be made under the Assigned Leases have been paid, at the request or suggestion of the Sellers, more than sixty (60) days in advance of the due dates thereof.

          (bb) Neither of the Sellers are currently in default with regard to payment of any sales, personal property, intangible, stamp or other taxes or fees due or owing to the state of origination of the Assigned Leases, or any political subdivision thereof.

          (bc) No Assigned Lease is in the possession of any attorney for collection or a collection agency; no Assigned Lease and/or Equipment Collateral subject thereof is the subject of any actual or threatened bankruptcy or other legal or administrative proceedings, whether either of the Sellers are defendant or plaintiff, including any stage of litigation commencing with any written notification from any attorney or agency advising of any legal problem, through final judgment.

          (bd) To Sellers' and AVCO's knowledge, all Assigned Leases have had payments made only by the party who is the named Obligor thereunder.

          (be) No more than one percent (1%) of the outstanding net lease receivables of the Assigned Leases shall by their terms constitute "sale-leasebacks" or "inventory financing transactions" with the Obligors.

          (bf) To Sellers' and AVCO's knowledge, no Assigned Lease or related transaction is the subject of a fraudulent scheme by the Obligor, any guarantor thereof, or by the supplier of the Equipment Collateral.

          (bg) No Obligor of any Assigned Lease is an Affiliate of either of the Sellers or AVCO.

          (bh) No Assigned Lease has been amended, altered or modified for negative credit reasons or in any other way that would individually or in the aggregate materially adversely affect Purchaser's rights thereunder or would prohibit payment by the Obligor to Purchaser, and no material provision of which has been waived except in writing, copies of which are attached to such Assigned Lease.

          (bi) No Assigned Lease contractually provides for a final payment in excess of 25% of the original purchase price of the related Equipment Collateral;

          (bj) No Assigned Lease relates to an equipment upgrade under an existing Assigned Lease unless additional schedules thereto have been attached to such Assigned Lease;

          (bk) Each Assigned Lease contains enforceable provisions sufficient to enable the Sellers to realize against the Equipment Collateral related thereto;

          (bl) No Assigned Lease constitutes a "consumer lease" within the meaning of Article 2A of the UCC in any jurisdiction where Article 2A has been adopted and governs the construction thereof;

          (bm) The Bulk Purchase Contracts and all accompanying documents are complete and authentic and all signatures thereon are genuine.

          (bn) The Sellers hold good and indefeasible title to, and are the sole owners of, the Bulk Purchase Contracts, subject to no Lien, except for the Lien created by this Agreement, and upon the Closing, Purchaser will hold good and indefeasible title to, and be the sole owner of, the Bulk Purchase Contracts, subject to no Lien, to the extent legally permissible.

          (bo) Each Bulk Purchase Agreement is a legal, valid and binding obligation of the parties thereto, is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies as they relate to the Obligor) and is in full force and effect and no Bulk Purchase Agreement has been satisfied, subordinated or rescinded.

          (bp) The Bulk Purchase Contracts are true and complete and all statements of fact to be contained in the Bulk Purchase Contracts are true and correct (including but not limited to the description and serial number of equipment, location of equipment, payment amounts, number of payments due, and dates of payments), with the terms of the Bulk Purchase Contracts as stated in such Bulk Purchase Contracts and representations contained therein being in all respects true, correct and substantially complete.

          (bq) The assignment to Purchaser of the Bulk Purchase Agreements will not violate the terms or provisions of any such Bulk Purchase Agreement or any other agreement to which the Sellers then are a party or by which either is bound.

          (br) Any party executing a Bulk Purchase Agreement on behalf of the Sellers had the legal capacity to execute such Bulk

Purchase Agreement and, to the best of Sellers' and Avco's knowledge, all other parties to the Bulk Purchase Agreement had the legal capacity to execute such Bulk Purchase Agreement.

          (bs) The Sellers have duly fulfilled all material obligations on their part to be fulfilled under, or in connection with, each Bulk Purchase Agreement and have done nothing to materially impair the rights of Purchaser under such Bulk Purchase Agreement.

          (bt) No proceedings or investigations are pending or have been threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality asserting the invalidity of any Bulk Purchase Agreement, seeking to prevent performance under any Bulk Purchase Agreement, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any Bulk Purchase Agreement.

          (bu) The remaining installments on the Assigned Leases outstanding at December 31, 1990, 1991, 1992, 1993, 1994, 1995 and July 31, 1996 are set forth on Schedule 4.9(bu) hereto.

          (bv) The average balance of Assigned Leases originated during the years ended December 31, 1992, 1993, 1994, 1995 and the seven months ended July 31, 1996 are set forth on Schedule 4.9(bv) hereto.

          (bw) The average balances of the Assigned Leases outstanding as of December 31, 1992, 1993, 1994, 1995 and July 31, 1996 are set forth on Schedule 4.9(bw) hereto.

          (bx) The vendors that the Sellers were doing business with as of July 31, 1996 are set forth on Schedule 4.9(bx) hereto, together with the aggregate balance of Assigned Leases attributable to each as of such date.

          (by) The percentage of Assigned Leases outstanding in each state at July 31, 1996 is stated on Schedule 4.9(by) hereto.

          (bz) The dollar amount and percentage of Assigned Leases outstanding by type of Equipment Collateral at July 31, 1996 is set forth on Schedule 4.9(bz) hereto.

          (ca) The total revenue as a percentage of average net Assigned Leases at December 31, 1992, 1993, 1994 and 1995 and July 31, 1996 is set forth on
Schedule 4.9(ca) hereto.

          (cb) The total service fees and interest on force-placed insurance policies for the Assigned Leases for years ended December 31, 1992, 1993, 1994 and 1995 and for the seven months ended July 31, 1996 are set forth on Schedule 4.9(cb) hereto.

     4.10      The Sellers Obligations Under the Assumed Liabilities.  With
               -----------------------------------------------------
respect to the Assumed Liabilities:

          (a) The Sellers are not in default with respect to, or delinquent in the performance or payment of, any of the Assumed Liabilities and have made all payments and performed all obligations with respect thereto as and when due;

          (b) No condition, event, state of facts or circumstance exists which, with notice or lapse of time or both, would constitute an event of default by either of the Sellers with respect to such Assumed Liabilities;

          (c) All approved, but unclosed Leases on which documentation has been forwarded to the Obligor, but has not been returned are set forth on the Exception Schedule together with the name and address of the prospective Obligor, amount of approved credit, nature of equipment and projected time prior to closing; and

          (d) All approved, but unclosed Leases on which documentation has not been prepared and forwarded to the Obligor are set forth on the Exception Schedule together with the name and address of the prospective Obligor, amount of approved credit, nature of equipment and projected time prior to closing.

     4.11 Material Contracts.
          ------------------

          (a) Schedule 1.1(j) hereto accurately identifies each Contract with respect to the Assets or the Business to which either of the Sellers are a party, which is being assigned to Purchaser hereunder and which involves the payment to or from either of the Sellers of amounts in excess of Ten Thousand Dollars ($10,000.00) per year or the term of which is greater than one year (collectively, the "Material Contracts");

          (b) All of the Material Contracts are valid, binding and enforceable in accordance with their respective terms, subject to the Enforceability Exceptions, and there does not exist under any Material Contract any default on the part of the Sellers or any event which with notice or lapse of time or both would constitute such a default. Neither of the Sellers has received from any other party to any Material Contract any written notice of, and neither the Sellers nor AVCO have any knowledge of, any default on the part of such other party or any event which with the notice or lapse of time or both would constitute such a default. No Material Contract has been modified or amended in writing except as described in instruments attached to Schedule 1.1 (j) hereto;

          (c) Neither of the Sellers has received any notice or communication from any party to a Material Contract relating to such party's intent to modify, terminate or fail to renew the arrangements and relationships set forth therein;

          (d) Except as set forth on Schedule 1.1(j) hereto, the Sellers are not a party to or subject to:

              (i) any agency, dealer, sales representative, resale or similar agreement; or

              (ii) any agreement, contract or commitment that substantially limits the freedom of the Sellers to compete in any line of business or with any Person or in any area, or to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any Asset or which would so limit the freedom of Purchaser after the Closing Date.

          (e) From and after the Closing, Purchaser shall be entitled to all of the benefits of each of the Material Contracts without the necessity of any consent, authorization or agreement from or with any Person, except insofar as Purchaser's entitlement to such benefits have been jeopardized by Purchaser's actions or inactions.

     4.12 Intangible Property.  Each of the Intangible Assets owned by the
          -------------------
Sellers are owned by the Sellers free and clear of any and all Liens, except the Permitted Exceptions, and no other Person has any claim of ownership or rights with respect thereto. The Sellers have adequate licenses or other valid rights to use all of the Intangible Assets which it does not own and which are material to the conduct of the Business as presently conducted. To the best of Sellers' knowledge, the Sellers' use of the Intangible Assets does not conflict with, infringe upon, violate or interfere with any intellectual property rights of any other Person.

     4.13 Taxes.
          -----

          (a) Each of the Sellers, or the affiliated, combined or unitary tax group of which each of the Sellers is or was a member, as the case may be (collectively, the "Tax Affiliates") has (i) timely paid all taxes that are due and payable with respect to the Sellers and relating to the Business and the Assets, except for taxes, the nonpayment of which, would not (A) result in a Lien on any of the Assets after the Closing Date, (B) have a Material Adverse Effect, or (C) result in Purchaser becoming liable therefor, and (ii) established (up to and including the Closing Date will establish) reserves that are adequate for the payment of all taxes not yet due and payable with respect to the results of operations up to and including the Closing Date, the nonpayment of which would (A) result in a Lien on any of the Assets after the Closing Date, (B) have a Material Adverse Effect, or (C) result in Purchaser becoming liable therefor;

          (b) As it relates to the Business and the Assets, the Sellers (or a Tax Affiliate on behalf of the Sellers) have complied with all applicable laws, rules and regulations relating to the payment and withholding of taxes relating to Employee wages, salaries and other compensation and has timely withheld and paid over to the proper governmental authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

          (c) Except as otherwise disclosed on Schedule 4.13 none of the Assets constitutes property that Purchaser or any of its affiliates are or will be required to treat as being owned by another person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Return Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code;

          (d) Neither of the Sellers are a "foreign person" within the meaning of Section 1445 of the Code; and

          (e) There is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Purchaser by reason of Section 28OG of the Code.

     4.14 Employees and Employee Benefits.
          -------------------------------

          (a)  (i)   As it relates to the Business, neither of the Sellers are
engaged in any unfair labor practice and is not in violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, or wages and hours which would have a Material Adverse Effect;

               (ii) There is no unfair labor practice complaint against either of the Sellers actually pending or threatened before the National Labor Relations Board or any similar state authority, as it relates to the Business which would have a Material Adverse Effect;

               (iii) There is no strike, labor dispute, slowdown, or stoppage actually pending or threatened against either of the Sellers, as it relates to the Business which would have a Material Adverse Effect;

               (iv) No union representation question exists respecting the employees of either of the Sellers, no union organizing activities are taking place and neither of the Sellers are a party to any collective bargaining or union agreement;

               (v) No grievance that might have a Material Adverse Effect on the Assets, nor any arbitration proceeding arising out of or under any collective bargaining agreement, as it relates to the Assets or the Business, is pending and no claims therefor exist; and

              (vi) Neither of the Sellers has experienced any material work stoppage or other material labor difficulty, as it relates to the Business;

          (b) The Exception Schedule lists each employee benefit plan as defined in Section 3(3) of ERISA of each of the Sellers covering any employee or former employee of the Business (an "Employee Benefit Plan"). The Exception Schedule hereto lists each employment or severance contract or arrangement, each plan or arrangement providing for insurance coverage, severance, termination or similar coverage and all written compensation policies and practices maintained by either of the Sellers covering any employee or former employee of the Business and that is not an Employee Benefit Plan (a "Benefit Arrangement");

          (c) There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by either of the Sellers and relating to the Business. Each bonus, deferred compensation, pension, profit sharing, retirement, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by either the Sellers and relating to the Business conforms to all applicable requirements of the Employees Retirement Income Security Act of 1974;

          (d) Each Employee Benefit Plan is in compliance with the applicable requirements of ERISA and the Code; and

          (e) The Sellers have each provided adequate accruals for all employee benefits relating to the Business payable as of the Closing Date.

     4.15 Litigation.
          ----------

          (a) There is no Legal Proceeding pending or, to the knowledge of the Sellers, threatened:

              (i) against either of the Sellers in connection with the operation of the Business or in respect of any of the Assets;

              (ii) that seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated by this Agreement and the Transaction Documents; or

              (iii) that questions the validity of this Agreement, any of the Transaction Documents or any action taken or to be taken by either of the Sellers in connection with the consummation of the transactions contemplated hereby or thereby;

          (b) Neither of the Sellers is in default under or in breach or violation of, nor, to their knowledge, is there any valid basis for any claim of default by either of the Sellers under, or breach or violation by either of the Sellers of, any contract, commitment or restriction to which either of the Sellers is a party. To the Sellers' and AVCO's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which either of the Sellers is bound and which relates to the Business or the Assets.

     4.16 Compliance with Law.
          -------------------

          (a) The Business, including, but not limited, to its leasing activities, is currently operating in compliance with all applicable Laws and Orders of Governmental Bodies, the failure to be in compliance with which would have a Material Adverse Effect. The Sellers have neither received, nor know of the issuance of, any notice of any violation or alleged violation of any applicable Laws and Orders of Governmental Bodies, where the consequences of such violation would have a Material Adverse Effect; and

          (b) To the Sellers' knowledge, neither of the Sellers is under investigation with respect to any violation of any Law, order or judgment entered by any court, arbitrator or Governmental Body, applicable to the Assets or the conduct of the Business.

     4.17 Receivables.  All of the Accounts Receivable reflected on the Initial
          -----------
Balance Sheet have arisen from bona fide transactions in the ordinary course of business consistent with past practice. To the Sellers' knowledge and except as consistent with the Sellers' ordinary bad debt experience, all of the Accounts Receivable are collectible in the ordinary course of business consistent with past practice.

     4.18 Reacquired Equipment.
          --------------------

          (a) The reacquired equipment of the Business reflected on the Initial Balance Sheet is of a quality sufficient for its use in the ordinary course of the Business consistent with past practice; and

          (b) The reacquired equipment of the Business set forth in the Initial Balance Sheet was properly stated therein at the lesser of cost or fair market value, determined in accordance with GAAP. Since July 31, 1996, all such reacquired equipment has been maintained in the ordinary course of business, and is owned free and clear of all Liens, except the Permitted Exceptions.

     4.19 Environmental Matters.
          ---------------------

          (a) There are no pending or, to the best of the Sellers' or AVCO's knowledge, threatened claims, suits or proceedings arising out of or related to any noncompliance with any environmental law in connection with the Business or the ownership or use of the Assets, including, without limitation, statutes related to air quality, water quality, solid waste management, hazardous or toxic substances or protection of health or the environment, including, but not limited to, the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 136 et seq. as amended),
                                                         -- ---
the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq. as amended), the
                                                        -- ---
Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq. as amended), the
                                                       -- ---
Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq. as amended), the Clean Air Act (42 U.S.C. 7401 et seq.
                -- ---                                                 -- ---
as amended), the Toxic Substances Control Act (15 U.S.C. 2601 et seq. as
                                                              -- ---
amended), and any similar state or local laws, rules and regulations (collectively, "Environmental Laws"). The Sellers has kept all records and made all filings required by applicable Law with respect to emissions into the environment (including solids, liquids and gases) and the proper disposal of such materials (including solid waste materials); and

          (b) Neither of the Sellers is in violation of any Environmental Laws with respect to the Assets or the conduct of the Business.

     4.20 Brokers.  Neither of the Sellers has engaged any Person to act
          -------
directly or indirectly as a broker, finder or financial advisor for the Sellers or AVCO in connection with the negotiations relating to or the transactions contemplated by this Agreement, and no Person is entitled to any fee, commission or like payment in respect thereof based in any way by virtue of any agreement, arrangement or understanding made by or on behalf of the Sellers or AVCO.

     4.21 Additional Employee Information.  The Exception Schedule sets forth a
          -------------------------------
list, complete and accurate in all respects, of the names and current annual salary or hourly rates or other basis for compensation for all present employees or agents (excluding directors and officers) employed solely in the Business together with a statement of the full amount of any bonuses, commissions, profit sharing or other remuneration paid directly to each such person during the month ended July 31, 1996, or payable to each such person in the future and the basis therefor;

     4.22 Section 341(f)(2).  Neither of the Sellers has, with regard to any
          -----------------
property or assets held, acquired or to be acquired by it, at any time, filed a consent to the application of Section 341(f)(2) of the Code, as amended, nor will any such consent be filed before the Closing.

     4.23 Foreign Corrupt Practices Act.  Neither of the Sellers has made,
          -----------------------------
offered or agreed to offer anything of value to any government official, political party or candidate for political office (or any person that either of the Sellers knows or has reason to know will offer anything of value to any such person) in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     4.24 Disclosure.  No statements by the Sellers or AVCO contained in this
          ----------
Agreement and the Schedules and Exhibits attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                   ARTICLE V

                       COVENANTS OF THE SELLERS AND AVCO

     From and after the date hereof and until the Closing, the Sellers and AVCO hereby jointly and severally covenant and agree with Purchaser that:

     5.1  Cooperation.
          -----------

          (a) The Sellers and AVCO shall use their respective reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof; provided, that neither the Sellers nor Avco shall be liable for Purchaser's failure to obtain the Financing; and

          (b) At the request of Purchaser on a case-by-case basis, the Sellers shall execute and deliver instruments sufficient to constitute and appoint, effective as of the Closing Date, Purchaser and its successors and assigns as the true and lawful attorney of the Sellers with full power of substitution in the name of Purchaser or in the name of the Sellers and for the benefit of
Purchaser:

          (i) to collect for the account of Purchaser any Assets as Purchaser may request; and

          (ii) to institute and prosecute all proceedings which Purchaser may in its sole discretion deem proper in order to assert or enforce any right, title or interest in, to or under the Assets, and to defend or compromise any and all actions, suits or proceedings in respect of such Assets or the Assumed Liabilities.

     5.2  Access to Documents; Opportunity to Ask Questions.  The Sellers and
          -------------------------------------------------
AVCO shall provide Purchaser with such information as Purchaser from time to time reasonably may request with respect to the Business, and prior to Closing shall permit Purchaser and any of the directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the

"Purchaser Representatives") reasonable access, during normal business hours and upon reasonable prior notice, to the properties, corporate records and books of accounts of the Business, as Purchaser from time to time reasonably may request. Until the Closing Date, all information obtained by Purchaser, and the manner in which it is obtained, in connection with the transactions contemplated by this Agreement shall be subject to the terms regarding confidentiality of the letter agreement, dated July 17, 1996, between the Sellers and Purchaser (the "Letter Agreement"). No investigation pursuant to this Section shall affect any representation or warranty given by the Sellers in this Agreement.

     5.3  Conduct of Business.
          -------------------

          (a) The Sellers and AVCO shall use their respective best efforts to cause the Business to be operated in compliance with applicable Laws and Orders of Governmental Bodies. The Sellers and AVCO shall cause the Business to be operated in the ordinary course consistent with past practice and use reasonable efforts consistent with past practice to (i) preserve the present business operations, organization and goodwill of the Business, (ii) keep available the services of the present employees of the Business, (iii) preserve the present relationships with persons having business dealings with the Business, (iv) maintain all of the Assets in their current condition, normal wear and tear excepted, and (v) maintain insurance in such amounts and of such kinds as is comparable to that in effect on the date hereof (with insurers of substantially the same or better financial condition); and

          (b) Neither the Sellers nor AVCO shall do, or agree or commit to do, any of the following:

              (i) (A) increase the rate of compensation payable or to become payable to any of the employees or agents of the Business other than in the ordinary course of business, (B) amend in any material respect any bonus, profit sharing, deferred compensation, pension, retirement or other similar plan or arrangement to or in respect of any such employee or agent, other than as may be required to maintain compliance with ERISA and/or the Code or (C) enter into any new, or amend in any material any existing, employment, severance or consulting agreement, sales agency, or other Contract with respect to the performance of personal services for the Business, other than as may be required to maintain compliance with ERISA and/or the Code;

              (ii) (A) incur or become subject to, or agree to incur or become subject to, any obligation or liability (contingent or otherwise) relating to the Business, except (1) normal trade or business obligations (including Contracts) incurred in the ordinary course of business and consistent with past practice and (2) obligations under Contracts listed on any Schedule to this Agreement, (B) sell, assign, transfer, convey, lease or otherwise dispose of any of the Assets, other than in the ordinary course of business, (C) cancel or compromise any debt or claim or waive or release any material right relating to the Business or the Assets, except for adjustments or settlements made in the ordinary course of business consistent with past practice, or (D) acquire any assets relating to the Business other than in the ordinary course of business; or

             (iii) take any action that would cause any representation or warranty contained in this Agreement not to be true and correct as of the Closing Date, as if made on the Closing Date.

     5.4  Consents and Conditions; Assignment of Assets.  The Sellers and AVCO
          ---------------------------------------------
shall use their respective reasonable best efforts to obtain all Consents to Assignment and all other approvals, consents or waivers from all Persons, including, without limitation, Governmental Bodies, necessary to assign to Purchaser all of the Sellers' interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom (each, an "Interest") as soon as practicable.

     5.5  Notices of Certain Events.  The Sellers and AVCO shall promptly notify
          -------------------------
Purchaser of:

          (a) any notice or other communication (i) alleging that the consent of any person is or may be required in connection with this Agreement, or (ii) from any person to the effect that such person intends not to continue to conduct business with Purchaser (as successor to the Business) after the Closing;

          (b) any notice or other communication from any Government Body in connection with the transactions contemplated by this Agreement; and

          (c) any action, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Sellers or the Business that relate to the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VI

                            COVENANTS OF PURCHASER

     From and after the date hereof, and until the Closing Date, Purchaser hereby covenants and agrees with the Sellers that:

     6.1  Cooperation.  Purchaser shall use its best reasonable efforts to cause
          -----------
the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

     6.2  Confidentiality.  Purchaser shall comply with the terms regarding
          ---------------
confidentiality set forth in the Letter Agreement.

     6.3  Consents and Conditions.  Purchaser shall use its reasonable best
          -----------------------
efforts to obtain all approvals, consents or waivers from Persons, including, without limitation, Governmental Bodies, necessary to assign to Purchaser all of the Sellers' interest in the Assets or any claim, right or benefit arising thereunder or resulting therefrom as soon as practicable.

     6.4  No Action.  Purchaser shall not take, or agree to take, any action
          ---------
that would cause any representation or warranty contained in this Agreement not to be true and correct as of the Closing Date, as if made on the Closing Date.

     6.5  Notices of Certain Events.  The Purchaser shall promptly notify the
          -------------------------
Sellers and AVCO of:

          (a) any notice or other communication alleging that the consent of any person is or may be required in connection with this Agreement;

          (b) any notice or other communication from any Government Body in connection with the transactions contemplated by this Agreement; and

          (c) any action, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Purchaser that relate to the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1  Subleases.  The Sellers and Avco shall cause to be executed and
          ---------
delivered at the Closing a sublease (the "Irvine Sublease") substantially in the form of Exhibit "C(1)" hereto, pursuant to which Purchaser will sublease from the Sellers or their affiliate, Avco Financial Services Management Company, the Irvine Real Property. Additionally, the Sellers and Avco shall cause to be executed and delivered at the Closing a Consent to Assignment for the assignment to Purchaser of each of the following leases: (i) that certain lease regarding the real property located at 383 Diablo Road, Suite 100, Unit 12, Danville, California and dated as of September 9, 1993 by and between Diablo Partnership and Avco Financial Services of Southern California, Inc. (the "Danville Lease"), and (ii) that certain lease regarding the real property located at 2951 Flowers Road South, Suite 227, Oxford Building, Atlanta, Georgia and dated as of November 30, 1992, and amended as of April 22, 1994, by and between Koger
Equity, Inc. and Avco Leasing Services, Inc. (the "Atlanta Lease").   In the
event any such Consent to

Assignment cannot be obtained, the Sellers shall cause to be executed and delivered at the Closing, as applicable, subleases (together with the Irvine Sublease, the "Sellers' Subleases"), substantially in the forms of Exhibit "C(2)" and "C(3)" hereto, pursuant to which Purchaser will sublease from the Sellers the office space currently leased by the Sellers at each of the locations subject to the Danville Lease and the Atlanta Lease, respectively.

     7.2  Contributions, Taxes, etc.  The Sellers shall certify to Purchaser
          --------------------------
that as of the Closing: (a) no contributions or payments relating to employees of the Sellers(including any interest or penalties) are due or payable by the Sellers to any Governmental Body (or if due or payable, have been adequately provided for by the Sellers); and (b) any sales or other taxes payable to any local authority by Sellers (including any interest or penalties) in respect of the Assets or the Business have been or will be paid by Sellers (collectively, the "Sellers' Certificates").

     7.3  UCC Search and Filings.  Sellers, at their own cost and expense, shall
          ----------------------
conduct a certified UCC filing search in all applicable jurisdictions with respect to the Sellers, AVCO and the Assets and shall provide Purchaser with the result of such search no later than ten (10) days prior to the Closing. Any claim which does not constitute a Permitted Exception or an Assumed Liability and which is secured in whole or in part by the Assets shall be discharged at Closing from the Closing Cash Payment and any amount so paid shall be deemed payment of a portion of the Purchase Price. Notwithstanding the foregoing, Sellers, shall at their own cost and expense file (i) immediately upon the Closing, UCC-2 financing statements in favor of Purchaser with respect to each of the Assigned Leases with an Original Equipment Cost in excess of ten thousand dollars ($10,000) and for which a UCC-1 financing statement is in effect, which statements will assign to Purchaser all of Sellers' rights under UCC-1 financing statements with respect to such Assigned Leases, (ii) a UCC-1 financing statement executed by Sellers as debtors/sellers and Purchaser as secured party/purchaser, which financing statement will constitute a "chattel paper" filing under Article IX of the UCC and will be made for the purpose of perfecting the sale of the Assets from debtors/sellers to secured party/purchasers hereunder, and which will name the Assigned Leases, the related Equipment Collateral and the income and proceeds therefrom as collateral for the Financing and the lender with respect to the Financing as assignee from secured party/purchaser, and (iii) all UCC financing statements pursuant to Section 11.1(a)(i) herein.

     7.4  Employees.  The parties hereto acknowledge and agree that, the hiring
          ---------
of any of the current employees and working solely in the Business by Purchaser shall be determined by Purchaser in the sole exercise of its discretion; and such parties further acknowledge and agree that Purchaser has no obligations to provide continuing employment to the foregoing under any circumstances. Each of AVCO and the Sellers jointly and severally agree to indemnify and hold Purchaser harmless against any loss, liability, cost or expense which is paid or incurred by Purchaser as a result of any claims by any current or former employees of the Sellers resulting from their termination as of the result of the Sellers' sale of the Assets.

     7.5  Covenant Not To Compete.  As additional consideration for the purchase
          -----------------------
by Purchaser of the Assets, each of the Sellers, AVCO, Textron, Inc. ("Textron") and Textron Financial Corporation ("TFC"), shall execute and deliver at the Closing an agreement, substantially in the form of Exhibit "D" hereto (the "Covenant Not To Compete").

     7.6  Administrative Services Agreement.  At the Closing,  each of Avco
          ---------------------------------
Financial Services Management Company, Newport Management Corporation and Purchaser shall execute and deliver an administrative services agreement, substantially in the form of Exhibit "E" hereto at such rate of compensation as shall be mutually agreed upon by Purchaser and Avco Financial Management Services Company and Newport Management Corporation (the "Administrative Services Agreement").

     7.7  HSR Act Compliance.  Each party hereto hereby agrees with each other
          ------------------
party hereto that, with respect to each reportable transaction to which it is a party, each shall, as soon as reasonably practicable, take all action (to the extent not previously taken) necessary in order to file with the Federal Trade Commission and the Department of Justice all filings, reports and other information required under the HSR Act in order to commence the running of the waiting period thereunder, to continue the running of said waiting period (including any extensions) and prevent or minimize any tolling thereof, to cause such waiting period to expire without enforcement action, to seek early termination and to provide to each other such cooperation as may be reasonably necessary in order to cause such filings and reports to be prepared and duly filed and all waiting periods to expire.

                                 ARTICLE VIII

                      CONDITIONS TO CLOSING BY PURCHASER

     8.1  Conditions to Closing.  Each and every obligation of Purchaser under
          ---------------------
this Agreement to be performed by it on or before the Closing shall be subject to the satisfaction, on or before the Closing (or such earlier date as may be specified herein), of each of the following conditions, unless otherwise waived in writing by Purchaser:

          (a) The Sellers shall have performed, complied with and fulfilled in all material respects all agreements, obligations and conditions required by this Agreement to be performed, complied with or fulfilled by such parties on or prior to the Closing including, without limitation, the delivery of all items required to be delivered pursuant to Section 10.2(b) hereof; each representation and warranty of the Sellers contained in this Agreement, in any other Transaction Document or otherwise made in connection with the transactions contemplated herein (including, without limitation any financial statement, deed, certificate or schedule) shall be true and correct on and as of the Closing as if made again on the date of such Closing; and the Sellers shall have delivered to Purchaser a Certificate of the President of the Sellers dated the date of the Closing, certifying to each of the foregoing effects;

          (b) Purchaser shall have received the Consents to Assignment;

          (c) There shall be no litigation pending or threatened by any regulatory body or private party in which:

              (i) an injunction is or may be sought against the transactions contemplated hereby, or

              (ii) relief is or may be sought against any party hereto as a result of this Agreement or the other Transaction Documents and in which, in the good faith judgment of such party (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect on such party.

          (d) The Sellers and AVCO shall have delivered to Purchaser an opinion of the General Counsel of AVCO dated the date of the Closing satisfactory to Purchaser and containing the opinions set forth in Exhibit "F" hereto.

          (e) Each Employee designated for hire by Purchaser following the Closing shall have tendered his or her written resignation to the Sellers, effective on or prior to the Closing Date, and Purchaser shall have entered into employment arrangements on terms and conditions acceptable to Purchaser with those Employees and independent contractors of the Sellers designated by Purchaser;

          (f) The Sellers, AVCO, Textron and TFC shall have entered into the Covenant not to Compete as of the Closing Date;

          (g) All waiting periods applicable to this Agreement and the transactions contemplated hereby under this HSR Act shall have expired or been waived;

          (h) True and complete copies of the Contract Files shall have been delivered to Purchaser or its designee as of the Closing;

          (i) Purchaser shall have, no later than ten (10) Business Days from the date of the Agreement, entered into a definitive agreement or agreements with a lending institution pursuant to which such lending institution will have agreed to provide Purchaser with all funds required to consummate the transactions contemplated by this Agreement, upon terms and conditions acceptable to Purchaser (the "Financing"); and

          (j) Avco Financial Management Services Company and Newport Management Corporation shall have entered into the Administrative Services Agreement.

                                  ARTICLE IX

                     CONDITIONS TO CLOSING BY THE SELLERS

     9.1  Conditions to Closing.  Each and every obligation of the Sellers under
          ---------------------
this Agreement to be performed by it on or before the Closing shall be subject to the satisfaction, on or before the Closing (or such earlier date as may be specified herein), of each of the following conditions, unless otherwise waived in writing by the Sellers:

          (a) Purchaser shall have performed, complied with and fulfilled in all material respects all agreements, obligations and conditions required by this Agreement and the other Transaction Documents to be performed, complied with or fulfilled by it on or prior to the Closing including, without limitation, the delivery of all items required to be delivered pursuant to Section 10.2(a) hereof and the representations and warranties of Purchaser contained in this Agreement, in any other Transaction Document or otherwise made in connection with the transactions contemplated herein shall be true and correct on and as of the Closing as if made again on the date of such Closing; and Purchaser shall have delivered to the Sellers a Certificate of an officer of Purchaser, dated the date of the Closing, certifying to each of the foregoing effects;

          (b) There shall be no litigation pending or threatened by any regulatory body or private party in which (i) an injunction is or may be sought against the transactions contemplated hereby, or (ii) relief is or may be sought against any party hereto as a result of this Agreement or other Transaction Documents and in which, in the good faith judgment of such party (relying on the advice of their respective legal counsel), such regulatory body or private party has a reasonable possibility of prevailing and such relief would have a material adverse effect on such party; and

          (c) All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been waived.

                                   ARTICLE X

                                    CLOSING

     10.1 The Closing Date.  The closing (the "Closing") will be held on a date
          ----------------
which is mutually satisfactory to the parties (but not later than the Termination Date) (the "Closing Date"), at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, Suite 800 East, Beverly Hills, California 90212 (unless the parties hereto otherwise all agree in writing), at which Closing the items referred to in Section 10.2 hereof (and in any other provision herein requiring the execution, delivery, exchange or payment of any item at the Closing) shall be executed, delivered, exchanged or paid.

     10.2 Items/Documents Delivered and Exchanged at the Closing.  At the
          ------------------------------------------------------
Closing, subject to the other terms and conditions of this Agreement, the following items and documents as well as any other appropriate items and documents specified herein, properly executed, shall be delivered by and to the appropriate parties:

          (a) To be delivered by Purchaser:

              (i) immediately available funds in the amount of the Closing Cash Payment;

              (ii)  the Assumption of Liabilities;

              (iii) the Covenant Not To Compete, as executed by Purchaser;

              (iv) the Administrative Services Agreement, as executed by Purchaser;

              (v) resolutions of Purchaser's Board of Directors authorizing the transactions referenced herein, certified by Purchaser's Secretary;

              (vi)  the certificate required by Section 9.1(a) hereof; and

              (vii) Certificates and other documents as requested by Sellers pursuant to Section 14.6 hereof.

          (b) To be delivered by the Sellers:

              (i)   the Closing Cash Payment Adjustment Certificate;

              (ii)  the Settlement Certificate;

              (iii) the Closing Calculation including the Asset Value determined as of the Determination Date and a list of their Assigned Leases as required by the Lease Schedules;

              (iv)   the Bill of Sale;

              (v) originals (or as permitted by Section 1.1 copies) of all Records;

              (vi) the Sellers' Sublease of the Irvine Real Property, as executed by all required parties;

              (vii) the Consent to Assignment of the Danville Lease and the Consent to Assignment of the Atlanta Lease, as executed by all required parties, or, as applicable, the Sellers' Subleases with respect to the Danville Lease and the Atlanta Lease;

              (viii) the Covenant Not To Compete, executed by the Sellers;

              (ix) resolutions of each of the Sellers' Boards of Directors authorizing the transactions referenced herein, certified by their respective Secretaries;

              (x)    the certificate required by Section 8 hereof;

              (xi)   the opinion of counsel required by Section 8 hereof;

              (xii) True and complete Contract Files, to either the Purchaser or to its designee; and

              (xiii) the Sellers' Certificates;

              (xiv) the UCC financing statements required by Section 7.3 hereof;

              (xv) Certificates and other documents as requested by Purchaser pursuant to Section 14.6 hereof.

          (c) To be delivered by AVCO:

              (i)    the opinion of counsel required by Section 8 hereof;

              (ii)   the Covenant Not To Compete, as executed by AVCO;

              (iii) resolutions of AVCO's Board of Directors authorizing the transactions referenced herein, certified by AVCO's Secretary;

          (d) To be delivered by Textron:

              (i)  the Covenant Not to Compete, as executed by Textron;

          (e) To be delivered by TFC:

              (i)  the Covenant Not to Compete, as executed by TFC; and

          (f) To be delivered by Avco Financial Services Management Company and Newport Management Corporation:

              (i) the Administration Services Agreement, executed by each of them.


                                  ARTICLE XI

                             ADDITIONAL COVENANTS

     11.1 Further Assurances.
          ------------------

          (a) From time to time after the Closing Date, the Sellers shall, at their sole cost and expense:

              (i) execute and deliver such other and further instruments of sale, assignment, assumption, transfer and conveyance and take such other and further action as Purchaser may reasonably request in order to vest in Purchaser and put Purchaser in possession of the Assets as of the Closing and to transfer to Purchaser as of the Closing any Assigned Leases or Material Contracts and rights of the Sellers relating to the Assets and assure to Purchaser the benefits thereof, including, but not limited to, the filing of any and all UCC financing statements with respect to the Assigned Leases that had an Original Equipment Cost in excess of ten thousand dollars ($10,000), and to give effect, as of the Closing, to Purchaser's assumption of the Assumed Liabilities; and

              (ii) remit to Purchaser any payments, payoffs, or other monies or credits with respect to the Assets received by the Sellers after the Closing Date within ten (10) days of the receipt thereof; the Sellers and AVCO hereby grant Purchaser the specific right to negotiate any checks on account of the Assets which are collected or received by Purchaser or by any servicer of the Assigned Leases and made payable to the Sellers or AVCO;

          (b) To the extent any of the approvals, consents or waivers referred to in Sections 5.4 and 6.3 hereof have not been obtained by the Sellers as of the Closing, the Sellers shall:

              (i) cooperate with Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Interest to Purchaser; and

              (ii) will take all reasonable action to enforce, at the request of and for the account of Purchaser, any and all rights of the Sellers arising from such Interest against such issuer or grantor thereof or the other party or parties thereto (including the right to elect to terminate such Interest in accordance with the terms thereof upon the written advice of Purchaser); and

          (c) To the extent that the Sellers enter into lawful arrangements designed to provide the benefits of any Interest as set forth in clause (b)(i) above, such Interest shall be deemed to have been assigned to Purchaser as of the Closing for purposes of Section 1.1 hereof.

     11.2 Public Announcements.  Neither the Sellers or AVCO on the one hand
          --------------------
(nor any of their affiliates) nor Purchaser on the other hand (nor any of its affiliates) shall make any public statement from the date of this Agreement forward, including, without limitation, any press release, with respect to this Agreement and the transactions contemplated hereby, without the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required (a) by Law, (b) in the case of Purchaser, pursuant to the obligations of ICII resulting from the inclusion of its common stock in the Nasdaq National Market, and (c) in the case of AVCO, pursuant to its obligations resulting from the listing of its debt securities on to New York Stock Exchange, in any case as advised by counsel.

     11.3 Joint Post-Closing Covenant of the Sellers and Purchaser.  The Sellers
          --------------------------------------------------------
and Purchaser jointly covenant and agree that, from and after the Closing Date, the Sellers and Purchaser will cooperate with each other in defending or prosecuting any action, suit, proceeding, investigation or audit of the other relating to (a) the preparation and audit of the Sellers' and Purchaser's tax returns, and (b) any audit of Purchaser and/or the Sellers with respect to the sales, transfer and similar taxes imposed by the laws of any state, in each of cases (a) and (b) relating to the transactions contemplated by this Agreement, and in each such case at the sole cost and expense of the party requesting cooperation or assistance, provided that such costs and expenses are reasonable. In furtherance hereof, Purchaser and the Sellers further covenant and agree to respond to all reasonable inquiries related to such matters and to provide, to the extent possible, substantiation of transactions and to make available and furnish appropriate documents and personnel in connection therewith.

     11.4 Books and Records; Personnel.  For a period of three years after the
          ----------------------------
Closing Date (or such longer period as may be required by any Governmental Body or ongoing Legal Proceeding):

          (a) Purchaser shall not dispose of or destroy any of the business records and files of the Business. If Purchaser wishes to dispose of or destroy such records and files after that time, it shall first give 30 days' prior written notice to the Sellers and the Sellers shall have the right, at their option and expense, upon prior written notice to Purchaser within such 30 day period, to take possession of the records and files within 60 days after the date of the Sellers' notice to Purchaser;

          (b) Purchaser shall allow the Sellers and its representatives access to all business records and files of the Business which are transferred to Purchaser in connection herewith, during regular business hours and upon reasonable notice at Purchaser's principal place of business or at any location where such records are stored, and the Sellers shall have the right, at its own expense, to make copies of any such records and files; provided, however, that
                                                       --------
any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of Purchaser's business or operations. To the extent commercially practicable, Purchaser shall send copies of such business records and files to the Sellers, at the expense of Purchaser, by overnight courier or other delivery service, as reasonably requested by the Sellers; and

          (c) Purchaser shall make available to the Sellers, upon written request (i) Purchaser's personnel to assist the Sellers in locating and obtaining records and files maintained by Purchaser and (ii) any of Purchaser's personnel previously in the Sellers' employ whose assistance or participation is reasonably required by the Sellers in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which the Sellers or any of its affiliates is involved and which is related to the Business.

          (d) Sellers shall make available to the Purchaser, upon written request Sellers' personnel (i) to assist the Purchaser in locating and obtaining records and files maintained by Sellers and (ii) whose assistance or participation is reasonably required by the Purchaser in anticipation of, or preparation for, existing or future litigation, arbitration, administrative proceeding, tax return preparation or other matters in which the Purchaser or any of its affiliates is involved and which is related to the Business.

          (e) At the written request of Sellers, Purchaser shall produce and make available to Sellers on a timely basis (i) computer reports related to the Business which are necessary for the preparation of Sellers' Tax Returns and
(ii) computer reports related to the Business that may be needed from time to time in connection with the audits of the Sellers' tax returns.

     11.5 Mutual Assurances.  The parties hereto agree:
          -----------------

          (a) to furnish upon request to each other such further information;

          (b) to execute and deliver, and to use their reasonable efforts to cause other persons to execute and deliver, all such further documents and instruments; and

          (c) to do such other acts and things or use their reasonable efforts to cause to be done such other acts and things, all as they may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

     11.6 Power of Attorney.
          -----------------

          (a) The Sellers make, constitute and appoint, irrevocably, Purchaser, as their true and lawful attorney for it and in their names, place and stead, and for its use and benefit, to ask, demand, sue for, recover, collect and receive all sums of money, debts, due accounts, interest, and demands whatsoever as are now or shall hereafter become due, owing, payable or belonging to the Sellers and do authorize Purchaser as their said attorney to have, use and take all lawful attachment, distress or otherwise, and to compromise and agree for the same, and in their names to make, seal and deliver all instruments necessary for said premises; to bargain, contract for, agree, receive and take possession of all deeds and other assurances, and also to bargain and agree for, buy, sell, mortgage, hypothecate and in any and every way and manner deal in and with choses in action and other property in possession or in action. The Sellers further constitute and appoint Purchaser as their said attorney to execute, sign, deliver and acknowledge such bills, bonds, notes, receipts, evidences of debts, judgements and other debts, and such other instruments in writing of whatever kinds and nature as may be necessary or proper for said premises.

          (b) Sellers further grant Purchaser as their said attorney the right to endorse their names on any check, note draft or bill of exchange representing any payment upon any Asset, including, but not limited to, any Assigned Lease and Bulk Purchase Agreement, giving and granting unto Purchaser as their said attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done for said premises, as fully to all intents and purposes at it might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that Purchaser as their said attorney, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of these presents. This is a power coupled with an interest.

          (c) Purchaser covenants to Sellers that it will only use the power of attorney set forth hereunder in connection with the Assets purchased by Purchaser pursuant to this Agreement.

          (d) The parties hereto agree that the power of attorney set forth hereunder shall in no way diminish any duty or obligation of Sellers or AVCO under this Agreement.

                                  ARTICLE XII

                            TERMINATION AND WAIVER

     12.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Closing:

          (a) by mutual agreement of the parties hereto;

          (b) by either party unilaterally if the Closing shall not have occurred on or prior to September 30, 1996 (the "Termination Date") through no fault of the terminating party;

          (c) by Purchaser if at the Closing any of the conditions specified in
Article VIII have not been met or waived by Purchaser; and

          (d) by the Sellers if at the Closing any of the conditions specified in Article IX have not been met or waived by the Sellers.

     12.2 Effect of Termination.  In the event of termination of this Agreement
          ---------------------
pursuant to Sections 12.1 (a) or (b) hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any party or their respective partners, officers or directors. In the event of termination of this Agreement pursuant to Sections 12.1(c) or (d) hereof there shall be such liability as may accrue because of a material default under or material breach of this Agreement.

     12.3 Extension; Waiver.  At any time prior to the Closing the parties
          -----------------
hereby may:

     (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

     (b) waive any inaccuracies of the representations and warranties contained herein or in any document delivered pursuant hereto; and

     (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE XIII

                      INDEMNIFICATION AND RELATED MATTERS

     13.1 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of each of the parties as contained herein or in any other certificate or document delivered by such parties at or in connection with this Agreement or any other Transaction Document shall survive the Closing (without regard to any investigation made by any other parties) for a period of three (3) years; provided, however, that any representation or warranty hereunder regarding the filing by Sellers of UCC financing statements with respect to the Assets shall survive indefinitely.

     13.2 Indemnification.
          ----------------

          (a) Irrespective of any due diligence investigation conducted by Purchaser or Purchaser Representatives with regard to the transactions contemplated hereby, the Sellers and AVCO jointly and severally agree to indemnify and hold Purchaser and each of Purchaser Representatives harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (collectively, "Losses") incurred or suffered by Purchaser or any Purchaser Representative arising out of, based upon, attributable to or resulting from:

              (i) any misrepresentation or breach of warranty made by the Sellers or AVCO as of the Closing Date; any and all Losses incurred or suffered by Purchaser resulting from or arising out of the failure of the Sellers, AVCO, TFC, Textron, Avco Financial Services Management Company or Newport Management Corporation to comply with any of the covenants contained in this Agreement or in any of the Transaction Documents which are required to be performed by the Sellers AVCO, TFC, Textron, Avco Financial Services Management Company or Newport Management Corporation respectively;

              (ii) the Excluded Liabilities, including but not limited to all sales taxes arising out of or resulting from the sale of the Assets hereunder;

               (iii) any claims for any injury to person or property attributable to any goods sold or services rendered by the Sellers prior to the Closing, regardless of whether such claims are asserted prior to or after the Closing (it being understood and agreed that Losses under this clause (iii) shall be net of any proceeds received by Purchaser under any policy of insurance maintained by Purchaser in respect of such claims);

              (iv) any claims for compensation and other employee benefits (including, but not limited to, severance pay, disability benefits, health, workers' compensation, and death benefits) (A) accruing at any time with respect to persons who were employed in the Business and do not become Transferred Employees and (B) accruing prior to the date a person becomes a Transferred Employee, and related costs and liabilities, regardless of whether such claims and related costs and liabilities are made or incurred before, on or after the Closing Date;

              (v) any Environmental Claim or any Remedial Action arising out of or occurring with respect to the use of the Assets prior to the Closing, or the operation of the Business prior to the Closing;

              (vi) any third party claims with respect to occurrences or events which occurred on or prior to the Closing Date and relate to the Sellers and/or their respective Employees or AVCO or the conduct of the Business prior to the Closing;

              (vii) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing;

              (viii) the failure by the Sellers to file or the improper or defective filing of any and all UCC financing statements with respect to the Assets designed to put Purchaser in possession of the Assets as the Closing Date, free and clear of all Liens, with a perfected first priority security interest therein, and to assure Purchaser the benefits thereof; and

              (ix) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to Section 13.2(a)(viii) herein.

              (x) to the extent that Purchaser or any Purchaser Representative would not otherwise incur or suffer Losses but for the consummation of the transactions contemplated by this Agreement, that certain action known as Dr. Philip G. Marais and Beth M. Ingle vs. Great
                             ------------------------------------------------
     Western Bank, et. al., case number CV-94-7687KN filed in the United States
     ----------------------
     District Court for the Central District of California.

          (b) Purchaser agrees to indemnify and hold the Sellers harmless from and against any and all Losses incurred or suffered by the Sellers arising out of, based upon, attributable to or resulting from:

              (i) any misrepresentation or breach of warranty made by Purchaser as of the Closing Date;

              (ii) the failure of Purchaser to comply with any of the covenants contained in this Agreement or in any of the Transaction Documents which are required to be performed by Purchaser;

              (iii) the Assumed Liabilities, excluding any Losses incurred or suffered by Purchaser or any of Purchaser Representatives resulting from or arising out of any inaccuracy contained in the Closing Cash Payment Adjustment Certificate;

              (iv) any Environmental Claim or any Remedial Action arising out of or occurring with respect to the use of the use of the Assets after the Closing, or the operation of the Business after the Closing;

              (v) any third party claims with respect to occurrences or events which occur after the Closing Date and relate to the operation of the Business by Purchaser after the Closing; and

              (vi) all actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' fees, incident to the foregoing.

          (c) Notwithstanding anything to the contrary contained in this Agreement, neither the Sellers or AVCO, on the one hand, nor the Purchaser, on the other hand, shall be liable for any Losses under this Article XIII unless and only to the extent such Losses exceed One Hundred Thousand Dollars ($100,000) in the aggregate and the aggregate liability of the Sellers and AVCO under this Article XIII and Section 13.6 hereof shall not exceed Thirty Million Dollars ($30,000,000); provided, however, that these limitations shall in no way apply to indemnification pursuant to Section 13.2(a)(viii) and 13.2(a)(ix) herein.

     13.3 Notice of Indemnification.  In the event any legal proceeding (an
          -------------------------
"Indemnity Claim") shall be threatened or instituted or any claim or demand shall be asserted by any person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article XIII, the party seeking indemnification (the "Indemnitee") shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the other party (the "Indemnitor") which notice in respect of any Indemnity Claims must be received by the Indemnitor prior to February 28, 2000; provided, however, that the time limitation in this sentence shall in no way apply to indemnification pursuant to Sections 13.2(a)(viii) or 13.2(a)(ix). Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall state specifically the representation, warranty or covenant with respect to which the Indemnity Claim is made, the facts giving rise to an alleged basis for the claim, and the amount of the liability asserted against the Indemnitor by reason of the Indemnity Claim. Within fifteen (15) days of the receipt of such written notice, the Indemnitor shall notify the Indemnitee in writing of its intent to contest its obligation to indemnify or reimburse under this Agreement (a "Contest") or to accept liability hereunder. If the Indemnitor does not respond within fifteen (15) days to such written notice, the Indemnitor will be deemed to accept liability. In the event of a Contest, within ten (10) business days of the receipt of the written notice thereof, the parties will select an arbitrator and submit the dispute to binding arbitration in California. The arbitrator shall be selected by the mutual agreement of the parties. If the parties can not agree on an arbitrator, each may select one arbitrator and the two designated arbitrators shall select the third arbitrator. If the third arbitrator can not be agreed upon, the Federal District Court for the Southern District of California shall select the third arbitrator. A decision by the individual arbitrator or a majority decision by the three arbitrators shall be final and binding upon the parties. Such arbitration shall follow the rules of the American Arbitration Association and must be resolved by the arbitrators within thirty (30) days after the matter is submitted to arbitration.

     13.4 Indemnification Procedure for Third-Party Claims.  In the event of any
          ------------------------------------------------
Indemnity Claim brought by a third party, Indemnitor shall promptly notify the Indemnitee of such Indemnity Claim, specifying in reasonable detail the Indemnity Claim and the circumstance it arose, and the amount of the liability asserted against the Indemnitee by reason of the Indemnity Claim. Within ten
(10) business days of the receipt of the such notice (or sooner if the nature of the Indemnity Claim so requires) the Indemnitor shall notify the Indemnitee of its intent to compromise or defend such Indemnity Claim or to Contest. Any Contest shall be governed by the provisions of Section 13.3 herein. The Indemnitor may elect to compromise or defend, at its own expense and by its own counsel, any such Indemnity Claim. If the Indemnitor elects to compromise or defend such Indemnity Claim, the Indemnitee shall cooperate, at the expense of the Indemnitor, in the compromise of, or defense against, such Indemnitee Claim. If the Indemnitor fails to notify the Indemnitee of its election as herein provided or loses the Contest as provided in 13.3 herein, the Indemnitee may pay, compromise or defend such Indemnity Claim. Except as otherwise provided herein, in the event of the initiation of any Indemnity Claim against an Indemnitee by a third party and the Indemnitor elects to compromise or defend, the Indemnitor shall have the absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice, and to defend against, negotiate, settle or otherwise deal with any Indemnity Claim,; provided, however, that the Indemnitee may participate in any such
        --------  -------
proceeding with counsel of its choice and at its expense and the Indemnitor shall not settle any such Indemnity Claim unless the Indemnitor is fully released without any admission of liability. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnity Claim. To the extent the Indemnitor elects not to defend such Indemnity Claim, and the Indemnitee defends against or otherwise deals with any such Indemnity Claim, the Indemnitee may retain counsel, at the expense of the Indemnitor, and control the defense of such Indemnity Claim. If the Indemnitee shall settle any such Indemnity Claim without the consent of the Indemnitor, the Indemnitee shall thereafter have no claim against the Indemnitor under this Article XIV with respect to any loss, liability, claim, obligation, damage and expense occasioned by such settlement.

     13.5 Indemnification Payments and Tax Effects.  The Indemnitor shall pay
          ----------------------------------------
any sums due and owing by it to the Indemnitee by wire transfer or certified check within ten (10) days after the date of the determination of liability pursuant to this Article XIII. Any overdue amounts payable by the Indemnitor shall bear interest at an annual rate of 9% per annum, based on a year of 365 days and the number of days elapsed.

     13.6 The Sellers' and AVCO's Purchase of Assigned Leases.  In the event
          ---------------------------------------------------
that any agreements, representations, warranties, and covenants made by the Sellers or AVCO herein contained shall be or become untrue or unperformed with respect to any Assigned Leases and such inaccuracy or nonperformance materially
                               ---
and adversely affects the value of any Assigned Lease or the interest of Purchaser thereof, then, the Sellers and AVCO agree, jointly and severally, upon ten (10) days' written notice from Purchaser, to purchase such Assigned Leases, including an assignment of each such Assigned Lease and any rights held by Purchaser in the Equipment Collateral at a purchase price equal to the value of the Assigned Lease as of the Closing Date as shown on the books and records of the Sellers, less any payments, payoffs, or other monies or credits actually
             ----
received by Purchaser with respect to said Assigned Lease from the Closing Date through the date or repurchase of said Assigned Lease, provided, however, that
                                                       --------  -------
the amount of such purchase price shall be applied against the payment obligations with regard to indemnification that the Sellers and AVCO shall have to Purchaser further to and subject to the limitations and provisions of Section 13.2(c) herein, meaning that repurchases further to Sections 13.2(a)(viii) or 13.2(a)(ix) herein shall not be subject to any limitations on the amount of indemnification.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.1 Certain Definitions.  As used in this Agreement, the  following terms
          -------------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounting Referee" has the meaning set forth in Section 2.3(c) hereof.

     "Accounts Receivable" has the meaning set forth in Section 1.1(b) hereof.

     "Administrative Services Agreement" has the meaning set forth in Section
7.6 hereof.

     "AFS" has the meaning set forth in the recitals hereof.

     "Agreement" has the meaning set forth in the recitals hereof.

     "Aggregate Discounted Contract Value" means, as of any date of determination, the sum of the Discounted Contract Principal Balance of all Assigned Leases then pledged to the Lender as collateral pursuant to the terms of this Agreement.

     "ALSI" has the meaning set forth in the recitals hereof.

     "ALSI Stock" has the meaning set forth in Section 4.2 hereof.

     "Asset Purchase Agreement" has the meaning set forth in the recitals hereof.

     "Asset Value" has the meaning set forth in Section 2.1(a)(i) hereof.

     "Assets" has the meaning set forth in Section 1.1 hereof.

     "Assigned Leases" has the meaning set forth in Section 1.1(g) hereof.

     "Assigned Lease Rate" means, means with respect to an Assigned Lease, the implicit internal rate of return relating to such Assigned Lease as calculated by the Sellers employing the same method of calculation as the Sellers use in the ordinary course of its business taking into consideration Booked Residual Values and security deposits, if any.

     "Assumed Liabilities" has the meaning set forth in Section 1.4(a) hereof.

     "Assumption of Liabilities" has the meaning set forth in Section 2.2(b) hereof.

     "Atlanta Lease" has the meaning set forth in Section 7.1 hereof.

     "AVCO" has the meaning set forth in the recitals hereof.

     "Benefit Arrangement" has the meaning set forth in Section 4.14(b) hereof.

     "Bill of Sale" has the meaning set forth in Section 1.2 hereof.

     "Broker" means any party other than Sellers that originated any Assigned Lease.

     "Broker Contract" means any Assigned Lease which was originated by any Broker.

     "Booked Residual Value" means (i) for Equipment Collateral subject to a True Lease other than an Assigned Contract referred to in clause (ii) below, the amount reflected on the books and records of the Sellers (or the originator of such Assigned Lease if other than the Sellers, as the case may be) on the Closing Date representing the Sellers' (or the originator's, as the case may be) estimate (determined as of the origination date of such Assigned Lease) of the fair market value of such Equipment on the scheduled expiration date of such True Lease, and (ii) zero (A) for Equipment Collateral for which a security deposit is held by the Sellers,
(B) for Equipment Collateral subject to an Assigned Lease other than those referred to in clause (i) above and (C) for Equipment Collateral sold following the termination of an Assigned Lease.

     "Bulk Purchase Contracts" has the meaning set forth in Section 1.1(j) hereof.

     "Business" has the meaning set forth in the recitals hereof.

     "Business Day" means any day other than a Saturday, Sunday or on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to be closed.

     "CERCLA" has the meaning set forth in Section 4.19(a) hereof.

     "Certified Closing Calculation" has the meaning set forth in Section 2.3(c) hereof.

     "Closing" means the consummation of the transactions contemplated by this Agreement.

     "Closing Calculation" has the meaning set forth in Section 2.3(a) hereof.

     "Closing Cash Payment" has the meaning set forth in Section 2.2(a) hereof.

     "Closing Cash Payment Adjustment Certificate" has the meaning set forth in
Section 2.1(a) hereof.

     "Closing Date" has the meaning set forth in Section 10.1 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consents to Assignment" has the meaning set forth in Section 4.4 hereof.

     "Contest" has the meaning set forth in Section 13.3 hereof.

     "Contract" means any contract (including, without limitation, leases, any resale agreement and any manufacturer authorization or medallion or sales or distribution contract), agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement, whether written or oral.

     "Covenant Not To Compete" has the meaning set forth in Section 7.5 hereof.

     "Danville Lease" has the meaning set forth in Section 7.1 hereof.

     "Defaulted Assigned Lease" means, an Assigned Lease with respect to which any Scheduled Payment (or any portion thereof) is delinquent for more than one hundred and eighty (180) days.

     "Determination Date" has the meaning set forth in Section 2.1(a)(i) hereof.

     "Discounted Booked Residual Value" means, with respect to an Assigned Lease and the related Equipment, an amount, on any date of determination, equal to the present value (discounted monthly at a rate of 25% per annum from the date on which such Assigned Lease is scheduled to expire) of the Booked Residual Value of the related Equipment.

     "Discounted Contract Principal Balance" means, with respect to each Assigned Lease as of any date, an amount equal to the present value of the remaining Scheduled Payments due under such Assigned Lease, discounted monthly at the applicable Discount Rate for such Assigned Lease; provided, however, that the Discounted Contract Principal Balance of any Defaulted Assigned Lease, or an Assigned Lease that is required to be repurchased by the Sellers pursuant to
Section 13.6 hereof, shall be equal to zero.

     "Employee Benefit Plan" has the meaning set forth in Section 4.14(b) hereof.

     "Employees" means all persons employed in the Business on the day immediately prior to the Closing Date, including any persons on disability, sick leave, layoff or leave of absence from the Business.

     "Enforceability Exceptions" has the meaning set forth in Section 3.2(b) hereof.

     "Environmental Claim" means any allegation, notice of violation, action, claim, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Body or any other Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties, or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a release (including, without limitation, sudden or non-sudden accidental or non-accidental releases) of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air, soil, surface or groundwater) at, in, by, from or related to any of the Leased Real Estate or any activities conducted thereon; (b) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the Business; or (iii) the violation, or alleged violation, of any Environmental Law, Order or Permit of or from any Governmental Body relating to environmental matters connected with the Business.

     "Environmental Law" has the meaning set forth in Section 4.19(a) hereof.

     "Equipment Collateral" has the meaning set forth in Section 1.1(i) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exception Schedule" has the meaning set forth in Article IV hereof.

     "Excluded Assets" has the meaning set forth in Section 1.3 hereof.

     "Excluded Liabilities" has the meaning set forth in Section 1.4(b) hereof.

     "Final Closing Calculation" has the meaning set forth in Section 2.3(c) hereof.

     "Financing" has the meaning set forth in Section 8.1(i) hereof.

     "Finance Lease" means any Assigned Lease that is not a True Lease.

     "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

     "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality thereof, or any court or arbitrator (public or private).

     "Hazardous Material" means any substance, material or waste, or any constituent thereof, which is regulated by any local Governmental Body, Governmental Body in any jurisdiction in which the Sellers or any Subsidiary or affiliate of the Sellers conducts business, or the United States or other national government, or is regulated by or forms the basis of liability under any Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste,"

"contaminants," "toxic waste" or "toxic substance" under any provision of Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "ICII" means Imperial Credit Industries, Inc., a California corporation, the parent of the Purchaser.

     "Indemnitee" has the meaning set forth in Section 13.3 hereof.

     "Indemnitor" has the meaning set forth in Section 13.3 hereof.

     "Indemnity Claim" has the meaning set forth in Section 13.3 hereof.

     "Identified Liabilities" has the meaning set forth in Section 1.4(a) hereof.

     "Initial Balance Sheet" has the meaning set forth in Section 4.5(a) hereof.

     "Intangible Assets" has the meaning set forth in Section 1.1(f) hereof.

     "Interest" has the meaning set forth in Section 5.4 hereof.

     "Irvine Lease" has the meaning set forth in Section 1.3(j) hereof.

     "Irvine Real Property" has the meaning set forth in Section 1.3(j) hereof.

     "Irvine Sublease" has the meaning set forth in Section 7.1 hereof.

     "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, or regulation, including but not limited to the Truth-in-Lending Act.

     "Lease" means any contract in existence on the Closing Date (including any assignments, certificates, exhibits or schedules provided for therein, and any amendments thereto and assumptions thereof), or any commitment to enter into a contract in existence on or prior to the Closing, which is in the form of a lease of or rental agreement with respect to equipment, any sale contract (including an installment sale contract) arising out of the sale of equipment or any financing of Property, and under which either of the Sellers is the lessor, seller, lender or obligee (whether initially or as an assignee).

     "Lease File" means with respect to each Assigned Lease, the following documents:

          (i) The executed original counterpart of the Assigned Lease that constitutes "chattel paper" for purposes of Sections 9-105(1)(b) and 9-305 of the UCC or an "instrument" for purposes of Sections 9-105(1)(i) and 9-305 of the UCC or an "account" for purposes of Section 9-106 of the UCC (together with an executed original counterpart of the loan agreement and the security agreement);

          (ii) Either the bill of sale or the invoice for the item(s) of Equipment Collateral related to such Assigned Lease;

          (iii) The inspection/verification certificate indicating the acceptance of the Equipment Collateral by the Obligor;

          (iv) With respect to Assigned Leases that had an Original Equipment Cost in excess of $10,000, evidence of filing of a UCC-1 financing statement executed by the related Obligor, or by the Sellers as the Obligor's attorney-in-fact as filed with the Secretary of State in each state where the Equipment Collateral is located and, if required by such state, with the office of the County Clerk in the county where such Equipment Collateral is located), naming the Sellers as secured party (whether as original secured party or as assignee of Sellers) and the Equipment Collateral;

          (v) For each Assigned Lease for which the Sellers did not execute as debtor a UCC-1 financing statement referred to in clause (iv) above, a copy of the power of attorney executed by the Obligor (or such borrower) appointing the Sellers as its attorney-in-fact for the purpose of executing such financing statement;

          (vi) A copy of each executed assignment agreement from each predecessor Obligor of each Broker Contract to the immediately succeeding Obligor up to and including the Sellers; and

          (vii) A copy of each insurance policy if delivered by the Obligor to the Sellers.

     "Leased Personal Property" has the meaning set forth in Section 1.1(c) hereof.

     "Leased Real Property" has the meaning set forth in Section 1.1(d) hereof.

     "Lease Schedules" means Schedules 1.1(g)(i) and 1.1(g)(ii) collectively.

     "Lease Security" has the meaning set forth in Section 1.1(h) hereof.

     "Legal Proceeding" means any judicial, administrative or arbitral action, suit, proceeding (public or private), claim, investigation or governmental proceeding.

     "Letter Agreement" has the meaning set forth in Section 5.2 hereof.

     "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

     "Losses" has the meaning set forth Section 13.2(a) hereof.

     "Material Contract" has the meaning set forth in Section 4.11(a) hereof.

     "Material Adverse Change" means any material adverse change on, or in, any material portion of the Assets or the business, condition (financial or otherwise), results of operations or liabilities of the Business.

     "Material Adverse Effect" means an effect that results in or causes a Material Adverse Change.

     "Obligor" means a Person obligated to make payments on a Lease Receivable pursuant to a Lease.

     "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Original Equipment Cost" means the original cost of Equipment Collateral at the time of origination of the related Assigned Lease.

     "Patent-Related Assets" has the meaning set forth in Section 1.1(e) hereof.

     "Peat Marwick" has the meaning set forth in Section 2.3(a) hereof.

     "Permitted Exceptions" means (a) statutory Liens for current taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; and (b) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the ordinary course of business that are not in the aggregate material to the Business or the Assets.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

     "Prepayment Amount" means, with respect to an Assigned Lease and a calendar month, means an amount equal to the sum of the Discounted Contract Principal Balance plus the Booked Residual Value of such Assigned Lease as of the beginning of such calendar month.

     "Proceedings" has the meaning set forth in Section 14.5 hereof.

     "Property" shall include all property and all other assets of whatsoever nature including, without limitation, real and personal property, whether tangible or intangible, and claims, rights and choses in action.

     "Purchase Price" has the meaning set forth in Section 2.1 hereof.

     "Purchaser" has the meaning set forth in the recitals hereof.

     "Purchaser Representatives" has the meaning set forth in Section 5.2 hereof.

     "Records" has the meaning set forth in Section 1.1(o) hereof.

     "Remedial Action" means any action, including, without limitation, any capital expenditure, required or voluntarily undertaken to (a) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment, (b) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment, (c) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (d) bring any Asset into compliance with all Environmental Laws and Permits.

     "Scheduled Payment" means, the periodic payment (reflecting any adjustment for any partial prepayment) set forth in such Assigned Lease due from the Obligor (including the application of any security deposit in respect thereof).

     "Sellers" has the meaning set forth in the recitals hereof.

     "Sellers' Certificates" has the meaning set forth in Section 7.2 hereof.

     "Sellers' Shares" has the meaning set forth in Section 4.2 hereof.

     "Sellers' Subleases" has the meaning set forth in Section 7.1 hereof.

     "Settlement Certificate" has the meaning set forth in Section 2.1(a)(ii).

     "Tax Affiliate" has the meaning set forth in Section 4.13(a) hereof.

     "Tax Returns" means all tax returns and reports filed by or on behalf of Sellers and include, tax return files and the contents thereof including tax audit work papers and computer reports relating thereto. The term Tax Returns shall not include tangible personal property tax returns filed by Sellers.

     "Termination Date" has the meaning set forth in Section 12.1(b).

     "Textron" has the meaning set forth in Section 7.5 hereof.

     "TFC" has the meaning set forth in Section 7.5 hereof.

     "Transaction Documents" means collectively this Agreement and all other documents to be executed pursuant hereto and in accordance herewith, including, without limitation, the "Sellers' Subleases", the "Covenant Not to Compete", the "Bills of Sale", the "Assumption of Liabilities" and the "Administrative Services Agreement, " as such terms are defined herein.

     "Transferred Employees" means all Employees who accept offers of employment from Purchaser on or after the Closing Date.

     "True Lease" means any Assigned Lease treated as a "lease" for purposes of UCC Article 2A and not as a "lease intended for security" within the meaning of UCC Section 1-201(37), as in effect in the State of California.

     "UCC" means the Uniform Commercial Code as from time to time in effect in a specified jurisdiction.

     14.2 Prorations.
          ----------

          (a) Purchaser and the Sellers hereby agree as follows with regard to prorations applicable to the consummation of the transactions contemplated hereby. The parties agree that all operational expenses incurred directly in the operation of the Business, including, without limitation, utility bills, the expense of supplies, the expense of fuel, and the like, shall be prorated between the parties as of the Closing Date, and as of the Closing Date shall become the obligation and responsibility of Purchaser. Prorations which are to be effected on the Closing Date shall be made on the Closing Date or, if such prorations cannot reasonably be made as of the Closing Date, as soon thereafter as possible and "as of" the Closing Date; and

          (b) All personal and real property taxes and special and general assessments relating to the Assets, shall be prorated by the parties as of the Closing Date, all such taxes applicable to periods of time up to and including the Closing Date shall be the sole obligation, responsibility and expense of the Sellers, and shall be paid by the Sellers. All such assessments and taxes applicable to periods following the Closing Date shall be the obligation, responsibility and expense of Purchaser.

     14.3 Waiver of Compliance with Bulk Transfer Laws.  The  Purchaser and the
          --------------------------------------------
Sellers each hereby waive compliance by the Sellers with the provisions of the "bulk sales", "bulk transfer" or similar laws of the state of California. The Sellers agree to indemnify and hold Purchaser harmless against any and all claims, losses, damages, liabilities, taxes, costs and expenses (other than the Assumed Liabilities) incurred by Purchaser or any of its affiliates as a result of a failure to comply with any such "bulk sales", "bulk transfer" or similar laws.

     14.4 Entire Agreement.  This Agreement (with its Schedules and Exhibits)
          ----------------
contains, and is intended as, a complete statement of all of the terms and the arrangements between the parties hereto with respect to the matters provided for herein, and supersedes any and all previous agreements and understandings between the parties hereto with respect to those matters, including but not limited to the Asset Purchase Agreement.

     14.5 GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH
          -------------
AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH JURISDICTION. EXCEPT AS SET FORTH IN ARTICLE XIII, ANY ACTION TO ENFORCE, WHICH ARISES OUT OF OR IN ANY WAY RELATES TO, ANY OF THE PROVISIONS OF THIS AGREEMENT OR THE INSTRUMENTS, AGREEMENTS AND OTHER DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT AND PROSECUTED IN THE COURTS OF THE STATE OF CALIFORNIA LOCATED IN THE COUNTY OF LOS ANGELES OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF CALIFORNIA. EACH PARTY IRREVOCABLY: (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ("PROCEEDINGS") BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PARTIES IRREVOCABLY CONSENT TO SERVICE OF PROCESS GIVEN IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     14.6 Transfer and Other Taxes.  All sales, use, gains, excise and other
          ------------------------
transfer or similar taxes applicable to or resulting from the sale of Assets hereunder shall be the sole responsibility and obligation of the Sellers. Purchaser or the Sellers, as the case may be, shall execute and deliver to the other at the Closing any certificates or other documents as the other may reasonably request to perfect any exemption from any such transfer, documentary, sales, gains, excise or use tax, provided that in no way shall any such exemption cause Purchaser to be in any way responsible for any such tax arising out of or resulting from the sale of the Assets hereunder.

     14.7 Expenses.  Each of the parties hereto shall bear its own expenses
          --------
(including, without limitation, fees and disbursements of its counsel, accountants, investment bankers, brokers and other experts), incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the Transaction Documents, each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

     14.8 Table of Contents and Headings.  The table of contents and section
          ------------------------------
headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

     14.9 Notices.  All notices and other communications under this Agreement
          -------
shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand or by a nationally recognized courier service guaranteeing overnight delivery to a party at the following address (or to such other address as such party may have specified by notice given to the other party pursuant to this provision):

          If to the Sellers or AVCO, to:

          AVCO Financial Services, Inc.
          600 Anton Boulevard
          Costa Mesa, California 92628
          Telephone:  (714) 553-1200
          Facsimile:  (714) 445-7873
          Attention:  President, United States Division

          with a copy to:

          Herbert F. Smith
          Executive Vice President,
          Secretary and General Counsel

          If to Purchaser, to:

          Imperial Business Credit, Inc.
          16935 West Benardo Drive, Suite 150
          San Diego, California  92127
          Telephone: (619) 675-1070
          Facsimile: (619) 675-0919
          Attention: Philip Walden, President
          with a copy to:

          Freshman, Marantz, Orlanski, Cooper & Klein
          Eighth Floor, East Tower
          9100 Wilshire Boulevard
          Beverly Hills, California 90212
          Telephone: (310) 273-1870
          Facsimile: (310) 274-8293
          Attention: Mark J. Kelson, Esq.

All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposit in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company, delivered by hand to the addressee or one day after delivery to the courier service.

     14.10     Severability.  The invalidity or unenforceability of any
               ------------
provision of this Agreement shall not affect the validly or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

     14.11     Binding Effect; No Assignment.  This Agreement shall be binding
               -----------------------------
upon and inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of each of the other parties hereto and any attempted assignment without such required consents shall be void.

     14.12     Amendments. (a)  Any provision of this Agreement may be amended
               ----------
or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, (i) in the case of an amendment, by Purchaser, each of the Sellers, and Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     14.13     Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Asset Purchase Agreement as of the date and year first above written.

                         PURCHASER:

                         IMPERIAL BUSINESS CREDIT, INC.


                         By: /s/ Stephen Olson
                            ---------------------------------------
                         Name:  Stephen Olson
                         Title: Chief Financial Officer


                         THE SELLERS:

                         AVCO LEASING SERVICES, INC.


                         By:_____________________________________
                         Name:  Mark A. Schimbor
                         Title: President


                         AVCO FINANCIAL SERVICES OF SOUTHERN
                         CALIFORNIA, INC.


                         By:____________________________________
                         Name:  Mark A. Schimbor
                         Title: President


                         AVCO:

                         AVCO FINANCIAL SERVICES, INC.


                         By:____________________________________
                         Name:  Mark A. Schimbor
                         Title: Executive Vice President,
                                President-U.S. Finance Operations

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Asset Purchase Agreement as of the date and year first above written.

                         PURCHASER:

                         IMPERIAL BUSINESS CREDIT, INC.


                         By:_____________________________________
                         Name:  Stephen Olson
                         Title: Chief Financial Officer


                         THE SELLERS:

                         AVCO LEASING SERVICES, INC.


                         By: /s/ Mark A. Schimbor
                            -------------------------------------
                         Name:  Mark A. Schimbor
                         Title: President


                         AVCO FINANCIAL SERVICES OF SOUTHERN
                         CALIFORNIA, INC.


                         By: /s/ Mark A. Schimbor
                            -------------------------------------
                         Name:  Mark A. Schimbor
                         Title: President


                         AVCO:

                         AVCO FINANCIAL SERVICES, INC.


                         By: /s/ Mark A. Schimbor
                            -------------------------------------
                         Name:  Mark A. Schimbor
                         Title: Executive Vice President,
                                President-U.S. Finance Operations

                                Schedule 2.1(a)

                      Asset Valuation Calculation Formula

A. The present value of the scheduled future contractual cashflows, net of advance payments, if any, of those Assigned Leases to be transferred by Sellers to Purchaser under the Agreement which, as of the Determination Date, are no more than thirty (30) days contractually past due. The aforementioned cashflows being discounted at a rate equal to the sum of (a) the Two Year Treasury Rate plus (b) 4.30%, in arrears.

                                     plus

B. The present value of the scheduled future contractual cashflows, net of advance payments, if any, of those Assigned Leases to be transferred by Sellers to Purchaser under the Agreement which, as of the Determination Date, are more than thirty (30) and less than one hundred eighty one (181) days contractually past due. The aforementioned cashflows being discounted at a rate of 25.00%, in arrears.

                                     less

C. Amounts owed under Assumed Liabilities (except for those advance payments, if any, referred to in Subsection A and B of this Schedule 2.1(a)).

                                     plus

D. The present value of the future expected residual cashflows, if any, of the Assigned Leases to be transferred by Sellers to Purchaser under the Agreement. Such residual cashflows are assumed to be received one month after the end of the lease term and to be ten percent (10%) of the Original Equipment Cost. The aforementioned cashflows being discounted at a rate of 25.00%, in arrears.

                                     plus

E. Property taxes paid and not billed, in respect of the Assigned Leases, as of the Determination Date limited, however, to a maximum of eighty thousand dollars ($80,000).

                                     plus

F.   The sum of five million four hundred thousand dollars ($5,400,000).

                                Schedule 2.1(a)

                      Asset Valuation Calculation Formula

A. The present value of the scheduled future contractual cashflows, net of advance payments, if any, of those Assigned Leases to be transferred by Sellers to Purchaser under the Agreement which, as of the Determination Date, are no more than thirty (30) days contractually past due. The aforementioned cashflows being discounted at a rate equal to the sum of (a) the Two Year Treasury Rate plus (b) 4.30%, in arrears.

                                     plus

B. The present value of the scheduled future contractual cashflows, net of advance payments, if any, of those Assigned Leases to be transferred by Sellers to Purchaser under the Agreement which, as of the Determination Date, are more than thirty (30) and less than one hundred eighty one (181) days contractually past due. The aforementioned cashflows being discounted at a rate of 25.00%, in arrears.

                                     less

C. Amounts owed under Assumed Liabilities (except for those advance payments, if any, referred to in Subsection A and B of this Schedule 2.1(a)).

                                     plus

D. The present value of the future expected residual cashflows, if any, of the Assigned Leases to be transferred by Sellers to Purchaser under the Agreement. Such residual cashflows are assumed to be received one month after the end of the lease term and to be ten percent (10%) of the Original Equipment Cost. The aforementioned cashflows being discounted at a rate of 25.00%, in arrears.

                                     plus

E. Property taxes paid and not billed, in respect of the Assigned Leases, as of the Determination Date limited, however, to a maximum of eighty thousand dollars ($80,000).

                                     plus

F.   The sum of five million four hundred thousand dollars ($5,400,000).